SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

IBERIABANK CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 10, 2009

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of IBERIABANK Corporation to be held in the Cabildo Room at the Hotel Inter-Continental, 444 St. Charles Avenue, New Orleans, Louisiana, on Wednesday, May 6, 2009 at 10:00 a.m., Central Time.

The matters to be considered by shareholders at the Meeting are described in the accompanying materials. Also enclosed is an Annual Report to Shareholders for 2008. Directors and officers of the Company, as well as representatives of the Company’ independent registered public accounting firm, will be present to respond to any questions shareholders may have.

The Board of Directors welcomes and appreciates the interest of all our shareholders in the Company’s affairs, and encourages those entitled to vote at this Annual Meeting to take the time to do so. We hope you will attend the Meeting, but whether or not you expect to be personally present, please vote your shares by signing, dating and promptly returning the enclosed proxy card in the accompanying postage-paid envelope, by telephone using the toll-free telephone number printed on the proxy card, or by voting on the Internet using the instructions printed on the proxy card. This will assure that your shares are represented at the Meeting.

Even though you execute this proxy, vote by telephone or via the Internet, you may revoke your proxy at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by executing and delivering a later-dated proxy (either in writing, telephonically or via the Internet) or by voting in person at the Annual Meeting. If you attend the Meeting, you will be able to vote in person if you wish to do so, even if you have previously returned your proxy card, voted by telephone or via the Internet.

Your vote is important to us. We appreciate your prompt attention to this matter, and your continued support of, and interest in IBERIABANK Corporation.

Sincerely,

Daryl G. Byrd
President and Chief Executive Officer

Phone 337-521-4012 • FAX 337-521-4021 • 200 West Congress Street • Post Office Box 52747 • Lafayette, LA 70505-2747

IBERIABANK CORPORATION

200 West Congress Street

Lafayette, Louisiana 70501

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 6, 2009

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of IBERIABANK Corporation will be held in the Cabildo Room at the Hotel Inter-Continental, 444 St. Charles Avenue, New Orleans, Louisiana, on Wednesday, May 6, 2009 at 10:00 a.m., Central Time (the “Meeting”), for the purpose of considering and acting on the following:

1.	election of four directors for three-year terms expiring in 2012;

2.	ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009;

3.	such other business as may properly come before the Meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on March 20, 2009 are entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof.

By Order of the Board of Directors

George J. Becker III
Secretary

Lafayette, Louisiana

April 10, 2009

Important Notice Regarding the Availability of Proxy Materials for the 2009 Annual Meeting of Shareholders to be held on May 6, 2009

This Notice and Proxy Statement, the Company’s 2008 Annual Report to Stockholders and the

Company’s Annual Report on Form 10-K for the year ended December 31, 2008 are available electronically at http://www.iberiabank.com/pdf/proxy2009.pdf

Whether or not you expect to attend the Meeting, please vote by Internet, or telephone, or complete the enclosed proxy and return promptly in the envelope provided. If you vote by Internet or telephone, use the instructions on the enclosed proxy card. If you attend the Meeting, you may vote either in person or by proxy. Any proxy previously executed may be revoked by you in writing or in person at any time prior to its exercise.

IBERIABANK CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MAY 6, 2009

This proxy statement is being furnished to our shareholders in connection with the solicitation of proxies by the Board of Directors for use at the 2009 Annual Meeting of Shareholders to be held on May 6, 2009, and at any adjournments or postponements thereof.

Your proxy will be voted in the manner you specify if you vote properly and timely by the Internet or telephone, or if you complete and return the enclosed proxy card. You may revoke your proxy by notifying our Secretary in writing, by delivering a properly executed proxy of later date (either in writing, telephonically or via the Internet) with the Secretary at or before the meeting, or by voting in person at the meeting.

This proxy statement was mailed to each shareholder of record at the voting record date, on or about April 10, 2009.

VOTING

The presence, in person or by proxy, of the holders of a majority of our total voting power will constitute a quorum at the meeting. Only shareholders of record at the close of business on March 20, 2009, are entitled to notice of, and to vote at, the meeting. On that date, 16,011,068 shares of common stock, par value $1.00 per share, were outstanding.

Directors are elected by a plurality of the votes cast (Proposal I). The affirmative vote of a majority of the votes actually cast is required to ratify the appointment of the independent registered public accounting firm (Proposal II).

Shareholders may vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors (Proposal I). If you withhold authority to vote with respect to any nominee, your shares will be counted for purposes of establishing a quorum, but will have no effect on the election of that nominee. Shareholders may vote “FOR”, “AGAINST”, or “ABSTAIN” on Proposal II to ratify the appointment of the independent registered public accounting firm. If you abstain from voting on Proposal II, your shares will be counted as present for purposes of establishing a quorum, but will not be counted as a vote cast for this proposal.

If you just sign and submit your proxy card without voting instructions, your shares will be counted for purposes of establishing a quorum, and will be voted “FOR” each director nominee and “FOR” Proposal II.

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal as to which your broker does not have discretionary authority to vote. Shares registered in the names of brokers and similar persons who hold the shares for clients and do not receive voting instructions are generally not voted other than on the election of directors, ratification of independent registered public accounting firm and other routine matters (“broker non-votes”). Broker non-votes will be treated as shares present for the purpose of establishing a quorum, but will not be considered as votes cast.

The form of proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve. It also confers discretionary authority with respect to matters incident to the conduct of the meeting and with respect to any other matter presented to the meeting if notice of such matter has not been delivered to us in accordance with our Articles of

Incorporation. Except for procedural matters incident to the conduct of the meeting, we do not know of any other matters that are to come before the meeting. If any other matters are properly brought before the meeting as to which proxies in the accompanying form confer discretionary authority, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters as determined by a majority of the Board of Directors.

Each share of common stock is entitled to one vote. Shares may not be voted at the meeting unless the record owner is present or represented by proxy. A shareholder can be represented through the return of a physical proxy or by utilizing Internet or telephone voting procedures. These procedures are designed to authenticate shareholders by use of a control number and allow shareholders to confirm that their instructions have been properly recorded. The method by which you vote will in no way limit your right to vote at the meeting, if you later decide to attend and vote in person.

Participants in our Retirement Savings Plan will receive a proxy card for the common stock owned through this plan. Award recipients in the Recognition and Retention Plan also will receive a proxy card for the unvested portion of shares held in this plan. These proxy cards will serve as voting instruction cards for the plan trustees.

The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by us. Georgeson, Inc. will assist in the solicitation of proxies. We will pay Georgeson a fee of approximately $5,500, plus reimbursement of certain out-of-pocket expenses, and will indemnify Georgeson against any losses arising out of Georgeson’s proxy solicitation services on our behalf. Additional solicitations may be made by telephone, facsimile or other contact by certain of our directors, officers, other regular employees or agents, none of whom will receive additional compensation for their proxy solicitation efforts. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for forwarding material to the beneficial owners of shares held of record by others.

PROPOSAL I - ELECTION OF DIRECTORS

Directors and Nominees

Our Articles of Incorporation provide that the Board of Directors will be divided into three classes as nearly equal in number as possible, with each class elected by the shareholders for staggered three-year terms. At the meeting, shareholders will be asked to elect one class of directors, consisting of four directors, for three-year terms expiring in 2012. The nominees of the Nominating and Corporate Governance Committee of the Board of Directors are currently directors and have not been nominated pursuant to any other arrangement or understanding with any person.

Our Bylaws currently provide for a Board of 10 persons.

Unless otherwise directed, each proxy executed and returned by a shareholder will be voted “FOR” the election of the four nominees listed below. In the unanticipated event that any nominee is unable or unwilling to stand for election at the time of the meeting, the Bylaws provide that the number of authorized directors will be automatically reduced by the number of such nominees unless the Board determines otherwise, in which case proxies will be voted for any replacement nominee or nominees recommended by the Nominating and Corporate Governance Committee.

The following table presents information as of the record date concerning our nominees and other directors.

Name	Age	Principal Occupation During the Past Five Years	Director Since(1)
Nominees for terms to expire in 2012:

Ernest P. Breaux, Jr.	64	Chairman/CEO of Iberia Investment Group, LLC, Ernest P. Breaux Electrical, Inc., and Equipment Tool Rental & Supply, Inc. since 2004; Regional Operating Officer for Regions 1, 4 & Gulf Plains of Integrated Electrical Services (2001-2004)(2)	1999

Daryl G. Byrd	54	President of IBERIABANK Corporation and President and Chief Executive Officer of IBERIABANK since 1999; Chief Executive Officer of IBERIABANK Corporation since 2000; President and Chief Executive Officer of Pulaski Bank and Trust Company since January 31, 2007	1999

John N. Casbon	60	Executive Vice President, First American Title Insurance Company; Chief Executive Officer and President, First American Transportation Title Insurance Company	2001

Jefferson G. Parker	56	Private investor since February 1, 2009; President, Howard Weil, Inc., equity research, investment banking and trading firm focused on the energy industry (2004-January 31, 2009); Senior Vice President-Institutional Equities, Howard Weil, Inc. (1976-2004)	2001

Name	Age	Principal Occupation During the Past Five Years	Director Since(1)
Directors whose terms expire in 2010:

Elaine D. Abell	66	Attorney at Law	1993

William H. Fenstermaker	60	Chairman of the Board of IBERIABANK Corporation, IBERIABANK, and Pulaski Bank and Trust Company; Chairman and Chief Executive Officer of C.H. Fenstermaker and Associates, Inc. (oil and gas surveying, mapping, municipal engineering, environmental consulting and computer information system services)	1990

O. Miles Pollard, Jr.	71	Private investor	2003

Name	Age	Principal Occupation During the Past Five Years	Director Since(1)
Directors whose terms expire in 2011:

Harry V. Barton, Jr.	54	Certified Public Accountant in private practice; Registered investment advisor and sole owner/member of Barton Advisory Services, LLC since 2005	1993

E. Stewart Shea III	57	Vice Chairman of the Board of IBERIABANK Corporation, IBERIABANK, and Pulaski Bank and Trust Company; Managing Director, The Bayou Companies, Inc.	1990

David H. Welch	60	President, Chief Executive Officer and Director of Stone Energy Corporation, oil and gas company, since 2004; Senior Vice President of BP America, Inc. (2003-2004)	2005

(1)	Includes service as a director of IBERIABANK, a wholly owned subsidiary of IBERIABANK Corporation. Each director of the Company is also a director of IBERIABANK and Pulaski Bank & Trust Company.
(2)

In August 2007, the Securities and Exchange Commission (“SEC”) filed a complaint in the Southern District of Texas, Houston Division, against Integrated Electrical Services, Inc. (“IES”) and certain of its former officers and employees, including Ernest P. Breaux. The complaint alleged that the former officers and employees aided and abetted IES’ violations of Sections 13(a) and 13(b)(2)(A) of the Securities Exchange Act of 1934 and Rules 12b-20, 13a-1 and 13a-13 thereunder. On August 30, 2007, Mr. Breaux, without admitting or denying the alleged disclosure and accounting violations, agreed to settle the SEC’s action by consenting to a permanent injunction against future violations.

PARTICIPATION IN CAPITAL PURCHASE PROGRAM

On December 5, 2008, we completed the sale to the United States Department of the Treasury of newly-issued non-voting shares of preferred stock pursuant to Treasury’s Capital Purchase Program established as part of the Troubled Assets Relief Program, or TARP, authorized by the Emergency Economic Stabilization Act of 2008. Pursuant to our agreements with Treasury, we issued and sold (i) 90,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A par value $1.00 per share and having a liquidation preferences of $1,000 per share, and (ii) a warrant to purchase up to 276,980 shares of Common Stock at an exercise price of $48.74 per share (subject to certain anti-dilution and other adjustments), for an aggregate purchase price of $90 million in cash. The warrant has a 10-year term.

On December 16, 2008, we completed a qualified equity offering that resulted in receipt of aggregate gross proceeds of approximately $115 million, which exceeds 100% of the aggregate liquidation preference of the preferred stock. As a result of the qualified equity offering, the number of shares of our common stock underlying the warrant was reduced by 50%, to 138,490 shares.

In the agreements with Treasury, we adopted the then applicable standards for executive compensation and corporate governance.

The American Recovery and Reinvestment Act of 2009, or ARRA, signed into law on February 17, 2009, retroactively amended the executive compensation provisions applicable to participants in the TARP/Capital Purchase Program. ARRA executive compensation standards are in effect during the period in which any obligation from financial assistance provided under TARP remains outstanding, but are not in effect during any period in which Treasury only holds a warrant to purchase common stock.

On March 31, 2009, we redeemed all of the outstanding shares of preferred stock at a total repurchase price of $90 million. As of the date of this Proxy Statement, the warrant remains outstanding. We currently expect to repurchase the warrant from Treasury prior to the meeting. As a result of the redemption, ARRA executive compensation standards are no longer applicable to us.

CORPORATE GOVERNANCE

Board of Director and Shareholder Meetings

The Board of Directors met 13 times during the fiscal year ended December 31, 2008. All directors attended at least 75% of the Board of Directors meetings and assigned committee meetings in 2008. We encourage directors’ attendance at our annual shareholder meetings and request that directors make reasonable efforts to attend such meetings. All of the members of the Board of Directors attended the 2008 Annual Meeting of Shareholders with the exception of David H. Welch.

Board of Director Independence

Each year, the Board of Directors reviews the relationships that each director has with us and with other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of applicable NASDAQ listing standards and who the Board of Directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director are considered to be “independent directors.” The Board of Directors has reviewed a number of factors to evaluate the independence of each of its members. These factors include its members’ relationships with us and our competitors, suppliers and customers; their relationships with management and other directors; the relationships their current and former employers have with us; and the relationships between us and other companies of which our Board members are directors or executive officers. After evaluating these factors, the Board of Directors has determined that Ms. Abell and Messrs. Barton, Breaux, Casbon, Fenstermaker, Parker, Pollard, Shea and Welch are independent directors of IBERIABANK Corporation within the meaning of applicable NASDAQ listing standards. Independent Board members met in executive session without management present four times during the year ended December 31, 2008.

Shareholder Communications

Shareholders may communicate directly with members of the Board of Directors or the individual chairperson of a standing Board of Directors committee by writing directly to those individuals at the following address: 200 West Congress Street, Lafayette, Louisiana 70501. Our general policy is to forward, and not to intentionally screen, any mail received at our corporate office. The Board of Directors reserves the right to revise this policy in the event it is abused, becomes unworkable or otherwise does not efficiently serve the policy’s purpose.

Codes of Ethics

The Board of Directors has adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers. The Board of Directors also has adopted a Code of Ethics that applies to all officers, other employees and directors. Links to both codes of ethics are on the “Investor Relations” portion of our website at: http://www.iberiabank.com. Any waiver or substantial amendments of the codes of ethics applicable to our directors and executive officers also will be disclosed on our website.

Recent Developments

On March 17, 2008, the Board of Directors, upon the unanimous recommendation of the Nominating and Corporate Governance Committee, adopted certain changes in our Company’s corporate governance. These changes are set forth in our Corporate Governance Guidelines. A link to these guidelines is on the “Investor Relations” portion of our website at: http://www.iberiabank.com.

•

We have established a policy that no director of our Company may serve on more than three other public company boards. It is expected that each director will be available to attend substantially all meetings of the Board and any committees on which he or she will serve.

•

We have established a policy requiring directors to submit a letter of resignation to the Board upon a job change. There should be an opportunity for the Board through the Nominating and Corporate Governance Committee to review the appropriateness of Board membership under the circumstances. The Nominating and Corporate Governance Committee determined that it was appropriate for Mr. Parker, who experienced a job change in February 2009, to continue as a Board member. The Committee also determined that Mr. Parker was a highly qualified candidate under our Corporate Governance Guidelines for election as a director at the meeting.

•	We have established a policy that employee directors should offer to resign from the Board upon their resignation, removal or retirement as an officer of the Company.

•

We have established policies stipulating specific Company stock ownership guidelines for both directors and Named Executive Officers. These stock ownership guidelines are described in this Proxy Statement under “Compensation Discussion and Analysis — Stock Ownership Guidelines.” Adoption of these guidelines was intended to ensure that the interests of directors and Named Executive Officers are aligned with the interests of our shareholders.

•

We have established a policy confirming the Company’s support and encouragement of directors’ periodic participation in continuing education programs to assist them in performing their corporate governance responsibilities.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables include, as of the record date, certain information as to the common stock beneficially owned by:

•

persons or entities, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, who or which was known to us to be the beneficial owner of more than 5% of our Common Stock;

•	our directors;

•	our Named Executive Officers identified in the Summary Compensation Table elsewhere herein; and

•	all of our directors and executive officers as a group.

	Common Stock Beneficially Owned as of Record Date
Name of Beneficial Owner	Amount	Percentage
Keeley Asset Management Corp.(1) Keeley Small Cap Value Fund 401 South LaSalle Street Chicago, IL 60605	835,000	6.40%

Dimensional Fund Advisors LP(2) 6300 Bee Cave Road Austin, TX 78746	799,545	5.32%

(1)

As reported on Schedule 13G dated February 2, 2009, Keeley Asset Management Corp., an Illinois corporation and a registered investment adviser (“KAM”), and Keeley Small Cap Value Fund, a series of Keeley Funds, Inc., a Maryland corporation and a mutual fund managed by KAM, share beneficial ownership of 835,000 shares. KAM has sole voting power and sole dispositive power with respect to these shares.

(2)

As reported on Schedule 13G dated February 9, 2009, Dimensional Fund Advisors LP, a Delaware limited partnership and a registered investment adviser (“DFA”), has sole voting power with respect to 799,545 shares and sole dispositive power with respect to 825,718 shares. DFA furnishes investment advice to four registered investment companies.

	Common Stock Beneficially Owned as of Record Date (1) (2) (3) (4)
	Amount		Percentage
Directors:
Elaine D. Abell	50,185	(5)	*
Harry V. Barton, Jr.	30,474		*
Ernest P. Breaux, Jr.	25,464		*
Daryl G. Byrd	338,170	(5)	2.08%
John N. Casbon	16,900		*
William H. Fenstermaker	60,014	(5)	*
Jefferson G. Parker	52,734		*
O. Miles Pollard, Jr.	6,838		*
E. Stewart Shea III	86,907		*
David H. Welch	3,276		*

Named Executive Officers who are not directors:
Anthony J. Restel	48,393		*
Michael J. Brown	185,135		1.15%
John R. Davis	170,527		1.06%
Michael A. Naquin	105,451		*
All directors and executive officers as a group (18 persons)	1,347,544		8.10%

*	Represents less than 1% of the outstanding common stock.
(1)	Unless otherwise indicated, shares are held with sole voting and dispositive power.
(2)	Includes shares of Common Stock owned directly by directors and executive officers, as well as shares held by their spouses, minor children and trusts of which they are trustees. Also includes shares allocated to the accounts of participants in our Retirement Savings Plan.
(3)	Includes all shares that may be acquired upon the exercise of stock options, including those vesting within 60 days of the record date, as follows: 3,125 shares by Ms. Abell; 3,125 shares by Mr. Barton; 3,125 shares by Mr. Breaux; 208,491 shares by Mr. Byrd; 10,313 shares by Mr. Casbon; 3,125 shares by Mr. Fenstermaker; 9,415 shares by Mr. Parker; 3,125 shares by Mr. Pollard; 3,125 shares by Mr. Shea; 23,750 shares by Mr. Restel; 115,184 shares by Mr. Brown; 88,734 shares by Mr. Davis; 63,806 by Mr. Naquin and 635,586 shares by all directors and executive officers as a group.

(4)	Includes unvested restricted shares that may be voted by the following persons: 22,202 shares by Mr. Byrd; 17,994 shares by Mr. Restel; 34,805 shares by Mr. Brown; 26,241 shares by Mr. Davis; 23,474 shares by Mr. Naquin; and 171,628 shares by all directors and executive officers as a group.
(5)	Includes the following shares of Common Stock pledged as security for loans from unaffiliated parties: Ms. Abell – 11,259 shares; Mr. Byrd – 84,878 shares; Mr. Fenstermaker – 17,741 shares.

In addition to beneficial ownership of common stock, some of our executive officers hold shares of “phantom stock” that are not reported in the security ownership table but represent additional financial interests that are subject to the same market risks as common stock. The value of these phantom shares is the same as the value of the corresponding number of shares of common stock. As of the record date, executive officers named in the security ownership table hold a pecuniary interest in the following number of shares of phantom stock: 3,756 shares by Mr. Restel; 3,756 shares by Mr. Brown; 3,756 shares by Mr. Davis; 2,149 by Mr. Naquin and 20,666 shares by all executive officers as a group.

See “Compensation Discussion and Analysis – Stock Ownership Guidelines” regarding stock ownership guidelines for directors and Named Executive Officers. The stock ownership guidelines are part of the IBERIABANK Corporation Corporate Governance Guidelines. A link to the Corporate Governance Guidelines is on the “Investor Relations” portion of our website at: http://www.iberiabank.com.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, requires each of our directors and executive officers, and each beneficial owner of more than 10% of our common stock, to file with the SEC an initial report on Form 3 of the person’s beneficial ownership of our equity securities and subsequent reports on Form 4 regarding changes in ownership. On the basis of reports and representation of our directors, executive officers and greater than 10% shareholders, we believe that each person subject to the filing requirements with respect to us satisfied all required filing requirements during 2008, with the exception that: (a) Daryl G. Byrd was late filing two reports on Form 4 with respect to two transactions, which were subsequently reported on Form 4; (b) John R. Davis was late filing three reports on Form 4 with respect to three transactions, which were subsequently reported on Form 4; and (c) George J. Becker III was late filing seven reports on Form 4 with respect to seven transactions, which were subsequently reported on Form 4. Each of these transactions was in connection with awards under our benefit plans, and the late filings were inadvertent.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee and has adopted a charter for each of these three standing committees.

Audit Committee

The members of the Audit Committee are Mr. Barton, who serves as the chairman, and Messrs. Parker, Pollard, and Welch. Each of the members of the committee is independent within the meaning of applicable NASDAQ listing standards. The Board of Directors has determined that each of the committee members has the requisite expertise generally required of an audit committee member under NASDAQ standards and that the Chairman of the Audit Committee, Mr. Barton, is an “audit committee financial expert” as defined in Item 407(d)(5) of SEC Regulation S-K.

The Audit Committee has oversight responsibility for the quality and integrity of our financial statements. The Committee meets privately with the independent registered public accounting firm, has the sole authority to retain and dismiss the independent registered public accounting firm and reviews their performance and independence from management. The independent registered public accounting firm has unrestricted access and reports directly to the committee. The Audit Committee met 13 times during 2008. The primary functions of the Audit Committee are to oversee: (i) the audit of the financial statements of the Company provided to the SEC, the shareholders and the general public; (ii) the Company’s internal financial and accounting processes; and (iii) the independent audit process. Additionally, the Audit Committee has responsibilities relating to: (i) complaints relating to accounting, internal accounting controls or auditing matters; (ii) authority to engage advisors; and (iii) funding as determined by the Audit Committee. These and other aspects of the Audit Committee’s authority are more particularly described in the Audit Committee Charter. A link to the Audit Committee Charter is on the “Investor Relations” portion of our website at: http://www.iberiabank.com.

The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided to the Company by its independent registered public accounting firm. The policy requires that all services to be provided by its independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be pre-approved by the Audit Committee. The Audit Committee pre-approved all audit and non-audit services provided by Ernst & Young LLP during 2008. The Audit Committee has also pre-approved 2009 services to be provided by Ernst & Young LLP.

Pursuant to its Charter, the Audit Committee is authorized to conduct an appropriate review of all related party transactions for potential conflict of interest situations prior to approval of such transactions and to determine that the related party transaction is consistent with the best interests of the Company and our shareholders. The term “related party transaction” generally means a transaction, arrangement or relationship (or any series of the same) in which we or our subsidiaries is or will be a participant and the amount involved exceeds $120,000, and in which the related party has or will have a direct or indirect interest. A related party generally means a director, nominee or executive officer of the Company; a person known to be the beneficial owner of more than 5% of our common stock; and any “immediate family member” of the foregoing persons (as defined by the SEC).

Nominating and Corporate Governance Committee

The independent members of the Board of Directors - Ms. Abell and Messrs. Barton, Breaux, Casbon, Fenstermaker, Parker, Pollard, Shea and Welch - serve as our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for evaluating and recommending individuals for election or re-election to the Board of Directors, including those recommendations submitted by shareholders, the evaluation of the performance of the Board of Directors and its committees, and the evaluation and recommendation of corporate governance policies. In 2008, the Nominating and Corporate Governance Committee held four meetings. A link to the Nominating and Corporate Governance Committee Charter is on the “Investor Relations” portion of our website at: http://www.iberiabank.com.

It is a policy of the Nominating and Corporate Governance Committee that candidates for director possess the highest personal and professional integrity, have demonstrated exceptional ability and judgment and have skills and expertise appropriate for us and serving the long-term interests of our shareholders. The Committee’s process for identifying and evaluating nominees is as follows:

•

in the case of incumbent directors whose terms of office are set to expire, the committee reviews such directors’ overall service to IBERIABANK Corporation during their terms, including the number of meetings attended, level of participation, quality of performance, and any related party transactions with us during the applicable time period; and

•

in the case of new director candidates, the committee first conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors.

The Committee meets to discuss and consider these candidates’ qualifications, including whether the nominee is independent within the meaning of NASDAQ listing standards, and then selects a candidate by majority vote. In seeking potential nominees, the Nominating and Corporate Governance Committee uses its and management’s network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates, nor has the Committee rejected a timely director nominee from a shareholder holding more than 5% of our voting stock.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders, provided the shareholders follow the procedures set forth in Article 6F of our Articles of Incorporation. The Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate was recommended by a shareholder or otherwise.

Article 6F of our Articles of Incorporation governs nominations of candidates for election as director at any annual meeting of shareholders and provides that such nominations, other than those made by the Board, may be made by any shareholder entitled to vote at such meeting, if the nomination is made in accordance with the procedures set forth in Article 6F, which are summarized below.

A shareholder’s notice of nomination must be delivered to, or mailed and received at, our principal executive offices not later than 60 days before the anniversary date of the immediately preceding annual meeting of shareholders and must set forth as to each person who the shareholder proposes to nominate for election as a director and as to the shareholder giving the notice:

•	the name, age, business address and residence address of such person;

•	the principal occupation or employment of such person;

•	the class and number of shares of our stock which are Beneficially Owned (as defined in Article 9A(e) of the Articles of Incorporation) by such person on the date of such shareholder notice; and

•

any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

and as to the shareholder giving the notice:

•	the name and address, as they appear on our books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominees; and

•

the class and number of shares of our stock which are Beneficially Owned by such shareholder on the date of such shareholder notice and, to the extent known, by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice.

To be timely under the Articles of Incorporation, nominations by any shareholder eligible to vote at the meeting must have been received by us on or before February 28, 2009.

The Nominating and Corporate Governance Committee may reject any nomination by a shareholder not made in accordance with the requirements of Article 6F. Notwithstanding the foregoing procedures, if neither the Board of Directors nor the Committee makes a determination as to the validity of any nominations by a shareholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination was made in accordance with the terms of Article 6F.

Compensation Committee

Our Compensation Committee has four members and is chaired by Mr. Shea; the other members of the Committee are Messrs. Welch, Fenstermaker and Pollard. Each member of the Compensation Committee has been determined by our Board of Directors to be an independent director within the meaning of the NASDAQ listing standards. The Compensation Committee generally meets monthly, which may be in person or by telephone; during 2008, the Compensation Committee met 10 times.

Compensation Committee Responsibilities and Authority. Our Compensation Committee is responsible for, in consultation with our President and Chief Executive Officer (sometimes referred to as the “CEO”), establishing and monitoring the overall compensation and benefits philosophy and strategy of IBERIABANK Corporation and its subsidiaries. As set forth in its Charter, the responsibilities of the Compensation Committee include:

•	evaluating the performance of the CEO and establishing compensation awards for the CEO;

•	monitoring and reviewing performance measures and any applicable goals for measuring corporate performance, in consultation with the CEO;

•	reviewing and approving the design of compensation programs for key executives; and

•	providing oversight of our general compensation programs and policies.

The Compensation Committee determines the compensation for the CEO. With respect to our other senior executive officers, the CEO annually reviews performance and presents his conclusions and recommendations (including salary adjustments and annual awards) to the Compensation Committee. The Committee reviews and considers the CEO’s recommendations when making its final compensation decisions for all executives other than the CEO. The Compensation Committee also administers our equity incentive programs.

The Chair of the Compensation Committee works with the Director of Human Resources as may be needed to set meeting agenda for the Compensation Committee.

Compensation Committee Charter. The Charter of the Compensation Committee describes the principles upon which the Committee was founded and operates. The Charter is reviewed periodically to ensure that the Compensation Committee is fulfilling its duties in aligning our executive compensation programs with shareholder value creation, helping us attract and retain talented executives and managers, and being responsive to the legitimate needs of our shareholders. There were no changes to the Compensation Committee Charter in 2008. A current copy of the Charter of the Compensation Committee can be found on the “Investor Relations” portion of our website at http://www.iberiabank.com.

Involvement of Compensation Consultants and Executive Management in Compensation Decisions. Among other matters, the Compensation Committee is authorized to engage outside advisors (including compensation consultants and legal counsel) to assist the Committee in achieving its mission and responsibilities. From time to time, the Compensation Committee has engaged advisors, including Hay Group (a human resource and compensation consulting firm), as independent advisors to study and make recommendations on specific projects affecting executive and director compensation at the Company. Pursuant to its Charter, the decision to retain Hay Group (as well as other independent advisors) is at the sole discretion of the Compensation Committee, and these consultants work at the direction of the Committee.

Independent advice has been provided by Hay Group to the Compensation Committee on executive compensation projects for which the firm was engaged by the Compensation Committee. This has included an examination of the CEO’s compensation program, a competitive analysis of the compensation of other Named Executive Officers, the review and development of an appropriate group of peer banking institutions (“Peer Group”), a comparison of the Company’s financial performance to its Peer Group (see “Annual External Benchmarking Against Peer Group”), and commentary on executive compensation trends. During 2008, Hay Group, at the request of the Compensation Committee, directly interacted with (and received relevant information from) the Director of Human Resources.

The Compensation Committee believes that it is important for members of management to provide input on the overall effectiveness of our executive compensation programs. The Committee believes that the advice of outside advisors must be combined with the input of senior management and the Compensation Committee’s own individual experiences and best judgment to seek to achieve a proper alignment of compensation philosophies, programs and practices. The President and Chief Executive Officer, the Director of Human Resources and the Chief Financial Officer are the members of management who interact most closely with the Compensation Committee. These individuals work with the Compensation Committee to provide their perspectives on reward strategies and how to align them with the Company’s business and retention goals. They provide feedback and insights into how well our compensation programs and practices appear to be working. In addition, the CEO, the Director of Human Resources and the Chief Financial Officer regularly attend all or portions of certain Compensation Committee meetings to participate in the presentation of materials and discussion of management’s point of view regarding compensation issues, including meetings at which Hay Group made presentations and answered questions.

Executive Session. At certain meetings, the Compensation Committee meets in executive session without members of management present for the purpose of discussing matters independently from management.

Compensation Committee Interlocks and Insider Participation. The Compensation Committee is composed entirely of independent directors. None of our executive officers has served on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity, none of whose executive officers served on our Board of Directors or Compensation Committee. None of the members of the Compensation Committee was an officer or other employee of our Company or any of our subsidiaries during 2008, or is a former officer or other employee of our Company or any of our subsidiaries.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) is intended to provide a clear and understandable discussion of (1) our philosophy and practices regarding executive compensation, (2) the elements of compensation of our President and Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and other Named Executive Officers (as defined below in the next paragraph), (3) why those elements have been selected, and (4) how these components and types of pay are applied and implemented by our Compensation Committee.

The Compensation Committee analyzes the performance of the CEO. After considering performance in key areas determined to be especially important to the Company and competitiveness of his overall pay with CEO compensation at comparable institutions, the Compensation Committee determines the components and amounts of the CEO’s compensation. The underlying objective is fair and reasonable compensation after considering both objective and subjective factors deemed relevant in evaluating performance. With respect to the other Named Executive Officers, the CEO evaluates performance and proposes compensation, subject to review and approval by the Compensation Committee. The term “Named Executive Officers” means those executive officers (including our CEO and our CFO) whose pay is shown for 2008 in the Summary Compensation Table that follows this CD&A.

Overview of Compensation Programs for Named Executive Officers

Our compensation programs are designed to enable us to recruit and retain key employees (including the Named Executive Officers) who will help us achieve our short-term and long-term business objectives. These programs are structured to motivate these employees and maximize their long-term commitment to our success by providing compensation elements that align their interests with our long-term strategies and the interests of our shareholders. Our strategy for compensating officers and other employees (and particularly the Named Executive Officers) has been based on programs that emphasize performance-based incentive compensation. As part of our overall approach to executive compensation, the Company has entered into an Employment Agreement with our CEO and Change in Control Severance Agreements with our other Named Executive Officers. These agreements are described below under the headings “Employment Agreement” and “Change in Control Severance Agreements.”

It has been our practice for the principal components of compensation for each Named Executive Officer to consist of:

•	base salary;

•	annual cash incentive (bonus) compensation;

•	long-term equity or equity-based incentives; and

•	retirement, health and welfare benefits.

Named Executive Officers receive a base salary that recognizes their value both to us and in the executive talent marketplace. The Named Executive Officers also are eligible for annual cash incentive (bonus) awards. Most significantly, a key component of the compensation of Named Executive Officers has been annual equity awards designed to align the Named Executive Officers with shareholders’ interests. We make equity awards to link executive officers’ abilities to build their own long-term net worth with our stock performance and to encourage their retention by providing for vesting schedules over multiple years (generally graduated vesting over seven years). As a result, our compensation programs have utilized a leveraged strategy that emphasizes variable as opposed to fixed compensation.

We provide a limited number of standard benefits and perquisites (as discussed below under “Executive Compensation”). In order to evaluate the reasonableness of this pay component, in September 2008, we asked Hay Group (as part of its engagement described in the next paragraph) to undertake a study of the prevalence of executive benefits and perquisites at comparably-sized financial organizations and a broader group of for-profit employers. A key finding of this study was that, while certain executive benefits and perquisites were comparable to those offered by the groups of organizations examined, in other key areas the Company was found to offer a relatively low level of executive benefits. These findings accorded with our compensation philosophy not to extend personal benefits to our Named Executive Officers beyond those normally provided to similarly situated officers in comparable organizations.

During 2008, the Compensation Committee engaged Hay Group, a human resource and compensation consulting firm, as its independent advisor with respect to discrete projects relating to executive compensation. Among other matters, Hay Group examined the positions, duties, and compensation of our CEO and his seven direct reports (the CEO’s “Planning Group”). For more information regarding the nature and scope of Hay Group’s engagement and the role of management in advising the Committee, see “Committees of the Board of Directors – Compensation Committee—Involvement of Compensation Consultants and Executive Management in Compensation Decisions”.

Annual External Benchmarking Against Peer Group

The Compensation Committee annually conducts a competitive analysis of the compensation paid to our CEO through the review of compensation levels among a peer group of banking organizations (the “Peer Group”). In 2008, this competitive review was extended to members of the CEO’s Planning Group (including all of our other Named Executive Officers).

The Compensation Committee believes that benchmarking is useful as a method to gauge the compensation levels for executive talent within competitive job markets that are germane to the Company’s operations based upon both financial and non-financial characteristics. However, the Peer Group data is not used in isolation; rather the Peer Group review is used as a reference point in executive pay analysis and determinations.

The Compensation Committee reviews the pay of the CEO in the context of the Company’s financial performance relative to the Peer Group, his individual performance and tenure in his current position, and its own policies for allocating among the various components of compensation to comport with its compensation philosophies, including retention. A similar approach is followed by the CEO regarding his recommendations to the Compensation Committee, and includes a consideration of desired internal equity among Named Executive Officer positions. With respect to internal equity, no formal criteria are applied; rather, the Compensation Committee (when developing the CEO’s compensation package and reviewing the CEO’s proposals for the other Named Executive Officers) applies its judgment to achieve what it believes is a reasonable spread between and among the compensation of the CEO and the members of his Planning Group. Final decisions on the compensation of Named Executive Officers are made after considering the aforementioned factors.

In determining the appropriate compensation for our Named Executive Officers, external benchmarking against the Peer Group is used as a reference point. Data from proxy statements filed with the Securities and Exchange Commission provides specific Peer Group information concerning base salaries, most-recent annual cash incentive compensation (which at the Company are bonuses), most-recent long-term incentives, types of long-term incentive vehicles used, and benefit/perquisite prevalence. The Compensation Committee also relies on its own subjective evaluation of the performance of the CEO, along with a determination of an appropriate package that balances retention and incentive considerations. The Compensation Committee applies a similar approach in reviewing and approving the compensation recommendations made by the CEO with respect to the other Named Executive Officers. The Compensation Committee believes that this approach best allows consideration of the Company’s particular facts and circumstances.

In September 2007, the Compensation Committee retained Hay Group to undertake an analysis of current Peer Group compensation, and selection of an updated Peer Group to be determined in part on the Company’s recent growth. Based on information developed by Hay Group and considered by the Compensation Committee, the CEO, and the CFO, a new compensation Peer Group of 17 banking organizations was finalized by the Compensation Committee in December 2007. Key factors in the selection of members of the new Peer Group were assets, geographic locations, lines of business, number of locations, number of employees and the Committee’s and management’s knowledge of the banking industry.

The members of this Peer Group are:

Amcore Financial, Inc. (AMFI)	Old National Bancorp (ONB)
Community Trust Bancorp, Inc. (CTBI)	Prosperity Bancshares, Inc. (PRSP)
First Financial Bankshares, Inc. (FFIN)	Republic Bancorp Inc. (RBCAA)
First Merchants Corporation (FRME)	Sterling Bancshares, Inc. (SBIB)
First Midwest Bancorp, Inc. (FMBI)	Trustmark Corporation (TRMK)
FNB Corporation (FNB)	United Community Banks, Inc. (UCBI)
Hancock Holding Company (HBHC)	Whitney Holding Corporation (WTNY)
Heartland Financial USA, Inc. (HTLF)	Wintrust Financial Corporation (WTFC)
MB Financial, Inc. (MBFI)

The above Peer Group was used by the Compensation Committee and Hay Group in an extensive examination of the positions, duties, and compensation of Planning Group members that commenced in mid-2008. The need for, and desirability of, this analysis was prompted by certain base pay adjustments and long-term incentive awards proposed by the CEO for Planning Group members (including Named Executive Officers other than himself). Hay Group began the process by first examining the continued validity and relevance of that Peer Group.

The executive compensation review process extended through the close of 2008 and into early 2009 as the Compensation Committee considered and evaluated the information and recommendations furnished separately by its executive pay consultants and by management. In addition, the Compensation Committee took into account the potential impact of negative developments in the banking industry and the overall U.S. economy, downward movements in stock markets generally and in the Company’s share price.

To supplement the various information and reports presented by Hay Group in early November, 2008, the Compensation Committee requested a compensation analysis be performed internally that excluded three Peer Group organizations which it viewed as having a significant degree of family ownership that might limit the use of equity awards in compensation packages. The three excluded organizations were First Midwest Bancorp, Inc., Heartland Financial USA, and Republic Bancorp Inc. As described below under “Annual Base Salary”, “Annual Cash Incentives”, and “Long-Term Equity Incentives”, the Compensation Committee then made certain decisions based on the totality of the information that had been presented to it. In addition, the Compensation Committee, in January 2009, requested that Hay Group provide further input before it made a decision on the long-term incentive compensation of the CEO. The information provided by the Compensation Committee’s executive pay consultant looked at both the 17-member Peer Group shown above and the smaller Peer Group that excluded three organizations.

Our Compensation Philosophy

We seek to provide our Named Executive Officers with a compensation package that is driven by our overall financial performance, our shareholder value, the overall success of the Company, subsidiary, or business unit directly impacted by an individual’s performance, and the performance of the individual Named Executive Officer. We rely upon our judgment about each Named Executive Officer – not on rigid formulas or short-term changes in business performance – in determining the amount of pay and mix of compensation elements for our Named Executive Officers. Both performance and compensation are evaluated so that the Company can attract and retain the employees (including the Named Executive Officers) critical to its long-term success.

Our compensation philosophy regarding senior executives (especially Named Executive Officers) has been centered on four basic principles:

•	Compensation should be related to performance – whether measured against objective goals or a balancing of subjective factors.

•

Incentive compensation (especially equity-based awards) should represent a large portion of a Named Executive Officer’s total compensation package – this approach minimizes fixed costs and encourages increasing our profitability and shareholder return.

•	Incentive compensation levels should be competitive – allowing us to attract and retain key talent.

•	Incentive compensation should balance short-term and long-term performance – both are important for our business.

Based on this philosophy, our Compensation Committee for many years has maintained a compensation pay structure for Named Executive Officers that focuses on a performance-based pay strategy:

•	fixed base salaries somewhat below median levels of our Peer Group;

•	variable compensation comprising the largest portion of a Named Executive Officer’s pay package; and

•	the majority of the variable pay opportunity for Named Executive Officers awarded in equity-based incentives, which strongly link to shareholder interests.

After examining the information and findings that separately had been provided by our independent executive compensation advisors and by management, we reevaluated the portion of our compensation philosophy that involved paying below Peer Group median base salaries to our Named Executive Officers. We believe that the Company’s success largely has been attributable to the high levels of performance of our key management team, and we do not want any of these executives to leave for a higher (yet still reasonable) base salary elsewhere. Further, we believe that the difficult economic times in the banking industry make a top-quality management team even more critical in addressing the challenges ahead.

Accordingly, we determined that placing a greater percentage of a top executive’s compensation package in the form of base salary is a reasonable approach that can help in the retention of these valued executives. As a result, in December 2008, we modified our compensation philosophy to target base salaries for our Named Executive Officers in the range of median to 75th percentile, depending on performance, position, duties, and other relevant factors. Since annual incentive pay is targeted as a percentage of base salary, this other cash component of executive pay generally also would increase.

With respect to long-term compensation, the Compensation Committee reiterated its performance-based strategy to link a sizable majority of a Named Executive Officer’s “total direct compensation” (composed of base salary, annual cash bonuses and long-term equity incentives) opportunity to our short and long-term annual strategic objectives.

In the year-end compensation review process, the Compensation Committee (with respect to the CEO) and the CEO (with respect to the other Named Executive Officers) set actual pay levels based on its and his consideration of the Company’s performance relative to the Peer Group, individual performance, an individual’s tenure in his/her job, promotion of the Company’s business among Named Executive Officers with similar titles, and such other factors that it and he determine appropriate. The Named Executive Officer positions and responsibilities are reviewed and examined to ensure that these officers are compensated at reasonable levels relative to each other and to other positions within the Company.

The Compensation Committee considers the CEO and other key executives (including the other Named Executive Officers) as a team that needs to work together to effectively build shareholder value. Based on this view, the Compensation Committee believes that annual compensation packages of the other Named Executive Officers should be developed by the CEO using his compensation package for the year as a guidepost, with due consideration to the relative scope of their positions and responsibilities and their relative performance and achievements. Accordingly, the annual cash incentive (bonus), equity-based incentive awards, and annual pay adjustments for the other Named Executive Officers are developed by the CEO, and reviewed and approved by the Compensation Committee, based on an assessment that uses the decisions relative to the CEO as a starting point.

The total direct compensation of our CEO is greater than the individual compensation of our other Named Executive Officers because he has responsibility for the performance of the entire Company, while the other Named Executive Officers have responsibility for a business segment or corporate function.

Annual Base Salary

We view annual base salary as an important component of compensation to attract and retain executive talent. Annual base salaries serve as the foundation for our executive pay structure, and are developed after considering the Peer Group data described above and other relevant market data. We view annual base salary as a primary component of compensation that will be paid even if we do not achieve our short and long-term annual strategic objectives. However, we will consider our financial performance when evaluating proposed salary budgets and may increase, maintain or decrease salary, or terminate Named Executive Officers if our financial performance warrants such action. The base salaries of our Named Executive Officers for 2008, 2007, and 2006 are set out in the Summary Compensation Table under the “Executive Compensation” heading below. Base salary adjustments typically have been considered during the beginning of each year. However, in view of the environment in the banking industry and the Company’s 2007 performance, no increase for 2008 was made at the beginning of 2008 in the base salary of any Named Executive Officer. Rather the compensation review process regarding Named Executive Officers was commenced mid-year and not completed until towards the end of 2008.

After an extensive analysis (described above following the table of Peer Group companies under the heading “Annual External Benchmarking Against Peer Group”) by the Compensation Committee based on information presented by Hay Group and supplemented by other information furnished by management, base pay increases were made on November 17, 2008, for Named Executive Officers other than the CEO; an increase in the CEO’s base salary was made on January 12, 2009.

In particular, we focused on adjusting the base salary of our CEO in accordance with our modified compensation philosophy. After examining Peer Group compensation information presented by Hay Group that showed that the CEO’s base salary was below median levels, we increased his base salary from $467,010 to $600,000 per annum.

The reasons for this level of pay increase (roughly 28.5%) were the CEO’s acknowledged high performance and to bring the CEO’s base salary level to the 75th percentile of the Peer Group (based on the most recently available salary information from proxy statements), a level that was determined to be consistent with (1) the CEO’s performance and importance to the Company and (2) the Compensation Committee’s updated compensation philosophy.

With respect to the Named Executive Officers other than the CEO, increases in base salary were made in accordance with the CEO’s recommendations based on his largely subjective review of their performance, expanded duties for certain Named Executive Officers, and a comparison to relevant executives at Peer Group companies. In particular, the CEO determined, and the Compensation Committee agreed, that the CFO’s base salary had been substantially below market levels (Peer Group data indicated that his prior base salary level was below the 25th percentile for his position) and that he now had multiple critical roles that justified a substantial increase. The base salary increases for Named Executive Officers ranged from 6.3% to 28.2%:

Name	Prior Base Salary	New Base Salary	Percentage Increase
Michael Brown	$310,000	$345,000	11.3%
John Davis	285,000	315,000	10.5%
Michael Naquin	240,000	255,000	6.3%
Anthony Restel	195,000	250,000	28.2%

Annual Cash Incentives

We use annual cash incentives as a short-term incentive to drive achievement of our annual performance goals.

The annual cash incentive focuses on the achievement of annual financial goals and awards in cash. It is designed to:

•	support our strategic business objectives;

•	promote the attainment of specific financial goals;

•	reward achievement of specific performance objectives; and

•	encourage teamwork.

Cash bonuses, if any, are entirely discretionary, based on an annual assessment by the Compensation Committee and management of the Company’s performance at year-end. Annual cash bonus incentives are designed to provide competitive levels of compensation to executives based upon their experience, duties and scope of responsibilities. The size of an executive’s annual cash bonus incentive is influenced by these factors, as well as market practices and individual performance. Annual cash incentives are accrued for expected levels of performance, with upside opportunities for superior performance, subject to the discretion of the Compensation Committee. Annual cash bonus incentive awards are contingent upon employment with the Company through the end of the fiscal year.

All of the Company’s Named Executive Officers are eligible to receive annual cash incentive awards. Since the Company’s performance (as measured on a series of financial metrics examined by Hay Group and described below under “Long-Term Equity-Based Incentives”) was, on average, at a level just below the 75th percentile of Peer Group companies for the recent one-year and three-year periods examined, the Compensation Committee determined that reasonable cash bonuses should be paid to Named Executive Officers for 2008; these payments (as described below) were made on January 30, 2009.

Annual cash incentive payments plus annual base salaries together are often referred to as “total cash compensation”, or “TCC.” In determining the CEO’s annual cash incentive amount for 2008, and in approving the annual cash incentive payments for the other Named Executive Officers for 2008, the Compensation Committee took into account the resulting TCC for each Named Executive Officer on account of his service and performance during 2008 and considered how such TCC compared against such amounts for comparable executive positions at Peer Group companies. On this basis, the Compensation Committee determined that an annual bonus for 2008, payable in early 2009, of $325,000 (roughly 54% of base salary) was reasonable given his strong and effective performance (as determined by the Committee) during especially challenging times in the banking industry. The result was TCC for the CEO between the 50th and 75th percentiles of chief executive officers at Peer Group companies.

With respect to the other Named Executive Officers, a similar analysis that looked at the TCC that would result from the annual incentive payments was performed. Annual cash incentive payments for 2008 were paid in amounts ranging from 30% to approximately 37.68% of the increased base salaries (discussed under the previous heading). For all except one of these other Named Executive Officers, the resulting TCC was between the 50th and the 75th percentile of comparable positions at Peer Group companies; the annual cash incentive payment for the other Named Executive Officer yielded TCC somewhat in excess of the 75th percentile. Awards earned under the annual cash bonus incentive award are contingent upon employment with the Company through the end of the fiscal year.

Long-Term Equity-Based Incentives

We consider long-term equity-based incentive compensation to be critical to the alignment of executive compensation with shareholder value creation. Therefore, a market competitive long-term equity-based incentive component has been an integral part of the overall executive compensation program. We believe that our Company’s ability to retain and motivate current and future executives and other key employees is critical to our continued success.

At the 2008 annual meeting, the Company’s shareholders approved the IBERIABANK Corporation 2008 Stock Incentive Plan (the “2008 Plan”) as a new vehicle for making long-term equity incentive awards. As part of our long-term equity incentive compensation, the 2008 Plan was designed to enable us to provide awards to help retain and motivate existing executives and managers who we believe generally outperform employees who lack equity participation opportunities. We believe our ability to differentiate the Company from our competition and pursue our business plan is a result of the caliber of our executives and managers.

In addition, in 2008 the Company established the IBERIABANK Corporation Non-Qualified Deferred Compensation Plan (the “Non-Qualified Plan”) for a select group of management and highly compensated employees to permit them to defer a portion of their compensation (including amounts that exceed certain limits imposed by the Internal Revenue Code on employee contributions to the Company’s tax-qualified section 401(k) savings plan). The Non-Qualified Plan allows for the deferral of “phantom stock” awards made to eligible employees. A phantom stock award essentially tracks an award of restricted stock under the 2008 Plan except that no actual shares are awarded (hence the “phantom” designation) and all awards are paid in cash – either upon vesting or under the terms of the Non-Qualified Plan if the deferral option is selected. The Company instituted phantom stock awards to limit the use of actual shares for long-term incentive grants (thereby extending the life of the available share pool) and correspondingly reduce the “burn rate” for awards of actual shares. For purposes of the Company’s long-term incentive program, phantom stock can be viewed as equity-based since the amount of any cash payment or deferral is dependent upon the value of a share of the Company’s common stock.

Our annual equity-based grants are based on a dollar award value that is translated into an award of stock options, time-based restricted stock and/or other types of equity-based awards available under the 2008 Plan that may be appropriate in certain circumstances. With the newly available phantom stock program, these awards also can be used to provide equity-based compensation. The dollar value of an award is based on a market analysis and an assessment of Company and individual performance.

The number of stock options awarded is higher than the number of shares of restricted stock awarded for the same dollar value because, unlike restricted stock, which is a “full value” award, stock option value is based solely on the appreciation in the value of the underlying shares against the exercise price. For purposes of determining the number of shares awarded, phantom stock generally is treated in the same manner as restricted stock.

The Black-Scholes option-pricing model is used to determine the number of stock options to be awarded, while the grant date fair market value is used to determine the number of shares of restricted stock or phantom stock to be awarded. In each case, the number of stock options or shares of restricted stock (or phantom stock awards) is calculated to provide the intended economic value described above. However, regardless of the “mix” of stock options, restricted stock, and phantom stock, the intended grant value is the same, based upon present value calculations of the value of stock options, restricted stock, and phantom stock on the date of grant.

In recent years, the Named Executive Officers have been eligible for equity-based incentive awards designed to deliver a desired economic value in dollars consistent with targeting total direct compensation at the 75 th percentile of our Peer Group where performance was consistent with such levels (looking at relevant Peer Group measures and an overall assessment of performance, all things considered). The Compensation Committee determines equity-based incentive awards to our CEO after considering proxy information on such grants to chief executive officers of banking institutions in the Peer Group and making an assessment of the Company’s short and long-term performance compared to its Peer Group and broader market performance.

A similar approach is followed by our CEO in making recommendations to the Compensation Committee regarding long-term equity-based incentive awards for the other Named Executive Officers.

Typically, we make equity-based incentive awards to the Named Executive Officers early in a year with respect to the prior year’s performance. However, in view of the environment in the banking industry and the Company’s overall performance in 2007, no long-term incentive award was made in 2008 to any Named Executive Officer with respect to 2007 service and performance.

While the overall financial health and stock market valuation of the banking industry deteriorated significantly in 2008, the Company’s relative performance – in comparison to members of its Peer Group – was strong. Information presented to the Compensation Committee by Hay Group showed that, on an aggregate basis weighting each measure equally, the performance of the Company on key financial metrics for the most recent one-year and three-year periods approached the 75th percentile. These metrics were total shareholder return, net income compound annual growth rate, return on average assets, and assets compound annual growth rate, each examined on both a most recent one-year and three-year basis. Except for return on average assets (where the one-year and three-year returns were at the 40th percentile and 41st percentile, respectively, likely due to the impact of recent acquisitions), performance was at the 69th percentile or higher and in two instances reached the 100th percentile.

Although the Compensation Committee typically determines the long-term incentive awards for the CEO and uses that as a guidepost in considering and approving the awards proposed by the CEO for the other Named Executive Officers, a somewhat different approach was followed with respect to 2008. After examining supplemental information requested from management, the Compensation Committee made awards on November 17, 2008, of restricted shares and of phantom shares to our Named Executive Officers other than the CEO.

When the grant value of these awards is added to the total cash compensation of these Named Executive Officers, it produces total direct compensation for each of these recipients that is substantially in excess of the 75th percentile of total direct compensation of comparable executives at Peer Group companies. The Compensation Committee approved these awards because it determined that the seven-year graduated vesting schedule placed on these awards can foster its key objective of promoting the retention of the CEO’s top executive team which it views as critical to the future success of the Company. A seven-year vesting schedule is significantly longer than much more prevalent three-year and four-year vesting; the Compensation Committee considered the impact on real value and executive retention of an extended vesting schedule. In addition, the Compensation Committee took into account the findings that its executive benefits and perquisites were, on the whole, relatively low in comparison to those at comparably-sized organizations. The equity-based incentive awards (in shares of restricted stock and shares of phantom stock) made to our Named Executive Officers other than the CEO are summarized below:

Name	Restricted Stock	Phantom Stock
Michael Brown	10,000	3,729
John Davis	10,000	3,729
Michael Naquin	6,000	2,134
Anthony Restel	10,000	3,729

On the date of grant (November 17, 2008), a share of restricted stock and a share of phantom stock each were valued at $48.27.

The Compensation Committee planned to make long-term equity-based awards to its CEO in February, 2009 after receiving additional input from Hay Group on relevant Peer Group data and how such an award might best be structured to enhance the retention of the CEO while engaging the CEO with performance-based metrics on a portion of any such award. However, in light of the explanation as provided above under the heading “Participation in Capital Purchase Program” the Compensation Committee may resume its consideration of long- term equity based awards to its CEO.

Benefits, Retirement Programs and Perquisites

We provide our Named Executive Officers with core health and welfare benefits, including coverage for medical, dental, vision care, prescription drugs, basic life insurance, accidental death and long-term disability coverage; they generally are eligible for the same benefit programs on the same basis as other employees. Our overall benefits philosophy is to focus on the provision of core benefits, with Named Executive Officers able to use their cash compensation to obtain such other benefits as they individually determine to be appropriate for their individual circumstances.

A tax-qualified section 401(k) savings plan with a Company matching contribution of 50% on the first 3% of a participant’s eligible pay (up to a $100,000 salary cap) is available to employees generally, including the Named Executive Officers. As of January 1, 2008, the Company’s Non-Qualified Deferred Compensation Plan was made available to a select group of executives, other highly compensated employees (including Named Executive Officers) and directors to fill a missing ingredient from the Company’s portfolio of executive benefits. The non-qualified plan is a voluntary benefit that currently provides for voluntary deferrals as well as Company contributions.

Perquisites and similar benefits constitute a small portion of the overall compensation packages of Named Executive Officers. The Compensation Committee believes that the perquisites made available to our Named Executive Officers are reasonable and are intended to help the Company attract and retain them. These perquisites largely consist of car allowances, personal use of a Company vehicle, and social dues/club memberships.

Impact of Regulatory Considerations on 2008 Compensation

Various regulatory considerations – including tax law limitations and potential excise taxes – can impact executive compensation. Further, the Compensation Committee may take into account the tax and accounting consequences attendant to certain executive compensation awards that might negatively impact the purposes of such compensation.

We take into account various tax and accounting provisions in developing the pay programs for our Named Executive Officers. These include the special tax rules applicable to non-qualified deferred compensation arrangements under Code Section 409A, as well as the rules denying the deduction of “excess parachute payments” under Code Section 280G and the imposition of an excise tax under Code Section 4999 on such amounts. We also consider the accounting treatment of various types of equity-based compensation under Statement of Financial Accounting Standard No. 123(R) and the overall income tax rules applicable to various forms of compensation. While we seek to compensate our executives in a manner that produces favorable tax and accounting treatment, those considerations are secondary to our primary objective of developing fair and equitable compensation arrangements that appropriately motivate, reward and retain executives.

Stock Ownership Guidelines

We believe that our Named Executive Officers should maintain a meaningful equity interest in the Company through ownership of stock that they acquire either with their own funds (including through the exercise of stock options awarded to them), or by retaining restricted stock that has vested rather than disposing of such stock. Stock ownership helps Named Executive Officers to better understand the viewpoint of shareholders and incentivizes them to enhance shareholder value. Accordingly, we have established formal executive stock ownership guidelines to require such holdings by the Named Executive Officers, as follows:

•	The guideline for the CEO is set at three times annual base salary.

•	The guidelines for Senior Executive Vice Presidents are set at two times an executive’s annual base salary.

•	The guidelines are initially calculated using the executive’s base salary as of the later of the date the guidelines were adopted (March 17, 2008) and the date the person became an executive.

•	A Company executive is required to achieve his or her guidelines within five years of becoming subject to these guidelines.

We have also established stock ownership guidelines for our directors:

•

Directors are required to hold shares of Common Stock with a value equal to two times the amount of the annual retainer paid to directors, calculated using the annual retainer as of the later of the date the guidelines were adopted (March 17, 2008) and the date the director is elected to the Board.

•

Directors are required to achieve the target level within five years of joining the Board, or, in the case of directors serving at the time the guidelines were adopted, within five years of the adoption date.

The stock ownership guidelines are part of the IBERIABANK Corporation Corporate Governance Guidelines. A link to the Corporate Governance Guidelines is on the “Investor Relations” portion of our website at: http://www.iberiabank.com.

Employment Agreement

In July 2001, the Company entered into a three-year employment agreement with CEO Daryl G. Byrd that is automatically renewed for an additional year on each anniversary of the agreement unless not earlier than 90 days before the anniversary we give notice that it will not be renewed. The discussion under this heading describes the material provisions in place under Mr. Byrd’s employment agreement.

Under the terms of this agreement, if Mr. Byrd’s employment is terminated for other than Cause, as defined, disability, retirement or death, or if Mr. Byrd terminates his employment for Good Reason, as defined, he is entitled to severance payments equal to the greater of one year’s compensation or his compensation for the remaining term of the agreement. If his employment is terminated by him within 30 days of a Change in Control of IBERIABANK Corporation, as defined, or within 90 days of an event constituting Good Reason occurring within three years of a Change of Control, or within 30 days of the first anniversary of a Change in Control, or if his employment is terminated by us without Cause within three years of a Change of Control, he is entitled to receive the greater of (i) his salary for the remaining term of the agreement, (ii) twice his salary, or (iii) his “Code 280G Maximum,” defined generally as 2.99 times his average compensation over the previous five years. Mr. Byrd’s employment agreement was amended in 2008 to comply with the requirements of Internal Revenue Code section 409A; the main change was a required six-month delay in the commencement of severance benefits following a termination of employment.

In addition, Mr. Byrd is entitled to a continuation of benefits similar to those he was receiving at the time of such termination for the period otherwise remaining under the term of the agreement or until he obtains full-time employment with another employer, whichever occurs first. The aggregate severance payment and benefit subsidy that would be made to Mr. Byrd assuming his termination of employment under the foregoing circumstances at December 31, 2008, is disclosed in our Proxy Statement under “Potential Payouts Upon Termination or Change in Control”. If any payments to be made under the agreement are deemed to constitute “excess parachute payments” and, therefore, subject to an excise tax under Section 4999 of the Internal Revenue Code, we will pay him the amount of the excise tax plus an amount equal to any additional federal, state, or local taxes that may result because of such additional payment.

Change in Control Severance Agreements

We have entered into Change in Control Severance Agreements with members of senior management, including each of our Named Executive Officers other than Mr. Byrd. Except for these agreements, and our broad-based severance policy, none of our Named Executive Officers, other than the CEO, has an employment agreement which requires us to pay their salaries for any period of time. The discussion under this heading describes the material provisions in place under these Change in Control Severance Agreements.

We entered into these agreements because the banking industry has been consolidating for a number of years, and we do not want our executives distracted by a rumored or actual change in control. Further, if a change in control should occur, we want our executives to be focused on the business of the organization and the interests of shareholders. In addition, we think it is important that our executives can react neutrally to a potential change in control and not be influenced by personal financial concerns. We believe these agreements are consistent with market practice and assist us in retaining our executive talent.

In 2000, we entered into separate Change in Control Severance Agreements with John R. Davis and Michael J. Brown providing for severance pay and benefits to the individual upon voluntary resignation within 30 days after a Change in Control of IBERIABANK Corporation, as defined, or if within three years of a Change in Control the individual resigns for Good Reason, as defined, or is terminated by the Company or its successor without Just Cause, as defined. In 2004, we entered into a separate Change of Control Severance Agreement with Michael A. Naquin; and in 2006, we amended and restated the 2005 Change in Control Severance Agreement with Anthony J. Restel. Subsequently each of these agreements were amended in 2008 to comply with the deferred compensation requirements of Internal Revenue Code section 409A. The severance payment is 100% in the case of Messrs. Davis, Brown, Naquin and Restel, of each individual’s “Code Section 280G Maximum.” In addition, each will be entitled to continued medical and life benefits at our expense for 39 months following termination of employment. The aggregate severance payments and benefit subsidies that would be made to Messrs. Brown, Davis, Naquin and Restel assuming their termination of employment under the foregoing circumstances at December 31, 2008, are disclosed in our Proxy Statement under “Potential Payouts Upon Termination or Change in Control.” We will also make the individual whole for any excise tax imposed by the Internal Revenue Code with respect to any payments under the agreement.

Indemnification Agreements

We have entered into indemnification agreements with Daryl G. Byrd, Michael J. Brown and Michael A. Naquin that provide for indemnification and advancement of expenses to the fullest extent permitted by law with respect to pending or threatened claims against them in their capacities as our officers. Following a Change in Control, as defined, all determinations regarding a right to indemnity and advancement of expenses are to be made by an independent legal counsel. In the event of a potential Change in Control, we must create a trust for the benefit of the indemnified executive officers, which upon a Change in Control may not be revoked or the principal thereof invaded without the indemnitees’ written consent. While not requiring the maintenance of directors’ and officers’ liability insurance, the indemnification agreements require that the indemnitees be provided with maximum coverage if there is such insurance.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the management of the Company and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

In addition, as required by the Capital Purchase Program of TARP prior to redemption of the preferred stock, the Compensation Committee certifies that it has reviewed with senior risk officers the senior executive officer incentive compensation arrangements and has made reasonable efforts to ensure that such arrangements do not encourage the senior executive officers to take unnecessary and excessive risks that threaten the value of the Company.

THE COMPENSATION COMMITTEE:

E. Stewart Shea, III, Chairman

William H. Fenstermaker

O. Miles Pollard, Jr.

David H. Welch

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation earned or awarded for services rendered in all capacities by the Company’s Chief Executive Officer, Chief Financial Officer and by its three other most highly compensated Named Executive Officers for the years indicated.

Name and Principal Position	Year	Salary			Bonus			Restricted Stock Award(s) (1)		Option Award(s) (2)		Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings		All Other Compensation			Total(9)
Daryl G. Byrd President and CEO	2008		$467,010			$325,000			$381,839		$169,918	N/A	N/A			$60,149	(3)		$1,403,916
	2007		$463,143			$—			$381,839		$153,037	N/A	N/A			$77,214			$1,075,233
	2006		$439,804			$196,800			$411,187		$53,071	N/A	N/A			$79,371			$1,180,233

Anthony J. Restel Sr. Executive Vice President and CFO	2008 2007 2006	$ $ $	199,231 195,000 159,423	(10)	$ $	100,000 — 65,520	(11)	$ $ $	81,378 69,929 38,464	$ $ $	20,136 18,830 10,120	N/A N/A N/A	$(667 N/A N/A	)	$ $ $	20,822 15,896 5,661	(4)	$ $ $	420,900 299,655 279,188

Michael J. Brown Sr. Executive Vice President	2008		$312,692			$130,000			$340,556		$58,427	N/A	N/A			$66,314	(6)		$907,989
	2007		$308,077			$250,000	(5)		$311,438		$54,746	N/A	N/A			$136,704			$1,060,965
	2006		$240,971			$96,000			$198,419		$22,278	N/A	N/A			$40,156			$597,824

John R. Davis Sr. Executive Vice President	2008		$287,308			$115,000			$250,064		$40,429	N/A	N/A			$34,481	(7)		$727,282
	2007		$285,000			—			$234,568		$38,175	N/A	N/A			$35,833			$593,576
	2006		$240,971			$96,000			$197,482		$22,278	N/A	N/A			$28,262			$584,993

Michael A. Naquin Sr. Executive Vice President	2008 2007 2006	$ $ $	241,154 237,692 225,961		$ $	90,000 — 61,820		$ $ $	246,719 236,545 196,409	$ $ $	36,218 34,630 22,278	N/A N/A N/A	N/A N/A N/A		$ $ $	31,422 34,054 26,723	(8)	$ $ $	645,513 542,921 533,191

(1)	Represents the amount of compensation expense recognized under FAS 123R in the years indicated with respect to restricted stock awards granted in current and prior years.
(2)	Represents the amount of compensation expense recognized under FAS 123R in the years indicated with respect to annual stock options granted in 2006, 2007 and 2008. Compensation expense is equal to the grant date fair value of the options estimated using the Black-Scholes option-pricing model, and is recognized ratably over the seven-year vesting period. The assumptions made in determining the grant date fair values of options under FAS 123R are disclosed in Note 15 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2008.
(3)	All other compensation for Mr. Byrd includes dividends paid on unvested restricted stock of $36,710, a car allowance of $14,400, payment of social dues of $7,000 and other personal benefits of $2,039.
(4)	All other compensation for Mr. Restel includes dividends paid on unvested restricted stock of $12,949, personal use of a company vehicle of $3,847, phantom stock compensation recognized under FAS 123R of $2,503, and other personal benefits of $1,523.
(5)	Represents a one-time bonus of $250,000 paid to Mr. Brown in January 2007, in connection with his relocation from Louisiana to Arkansas and assumption of additional job responsibilities. In addition, the Company paid $64,891 in relocation expenses, including income tax gross-up, which are included in Other Compensation.
(6)	All other compensation for Mr. Brown includes dividends paid on unvested restricted stock of $42,707, personal use of a company vehicle of $4,502, payment of social dues of $14,547, phantom stock compensation recognized under FAS 123R of $2,503, and other personal benefits of $2,055.
(7)	All other compensation for Mr. Davis includes dividends paid on unvested restricted stock of $29,755, phantom stock compensation recognized under FAS 123R of $2,503, and other personal benefits of $2,223.
(8)	All other compensation for Mr. Naquin includes dividends paid on unvested restricted stock of $27,683, phantom stock compensation recognized under FAS 123R of $1,432, and other personal benefits of $2,307.

(9)	In 2008, salary and bonus as a percent of total compensation equated to 56.4%, 71.0%, 48.8%, 55.3% and 51.3% for Mr.’s Byrd, Restel, Brown, Davis and Naquin, respectively.
(10)	Includes $3,300 in salary deferred under the Company’s Non-Qualified Deferred Compensation Plan.
(11)	Includes $25,000 in bonus deferred under the Company’s Non-Qualified Deferred Compensation Plan.

Grants of Plan-Based Awards

The following table provides information concerning grants of awards made to our Named Executive Officers during the year ended December 31, 2008:

The 2008 stock option grants and restricted stock awards to the Named Executive Officers were issued from our 2008 Incentive Compensation Plan. Under this plan, equity-based awards vest on a “change-in-control” occurrence. Dividends are payable on all unvested restricted stock at the same rate paid on all other outstanding shares of our Common Stock. In 2008, we declared dividends payable in the amount of $1.36 per share. The 2008 grants of phantom stock units were issued under the Company’s Non-Qualified Deferred Compensation Plan. Additional units are credited equal to dividend equivalents. The phantom stock units also vest on a “change-in-control” occurrence.

Name	Grant Date	Estimated future payouts under Non-Equity Incentive Plan Awards	Estimated future payouts under Equity Incentive Plan Awards	All Other Stock Awards: Number of Shares or Units of Stock (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
Daryl G. Byrd	—	N/A	N/A	—		—	—		$—

Anthony J. Restel	11/17/2008	N/A	N/A	10,000 3,729	(1) (2)	—	—	$ $	482,700 180,000

Michael J. Brown	11/17/2008	N/A	N/A	10,000 3,729	(1) (2)	—	—	$ $	482,700 180,000

John R. Davis	11/17/2008	N/A	N/A	10,000 3,729	(1) (2)	—	—	$ $	482,700 180,000

Michael A. Naquin	11/17/2008	N/A	N/A	6,000 2,134	(1) (2)	—	—	$ $	289,620 103,000

(1)	Restricted stock awards and stock option grants were issued under our 2008 Stock Incentive Plan. The stock option grants and shares of restricted stock vest over seven years in equal increments on the anniversary of the date of grant.
(2)	Phantom stock awards were issued under the Non-Qualified Plan and vest over seven years in equal increments beginning on the second anniversary of the date of grant.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity based awards held by our Named Executive Officers as of December 31, 2008:

Option Awards						Stock Awards
Name	Number of Shares Underlying Unexercised Options (#) Exercisable (1)	Number of Shares Underlying Unexercised Options (#) Unexercisable (1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units that have not Vested (#)		Market Value of Shares that have not Vested (2)
Daryl G. Byrd	5,097	—		$17.600	Jul 12, 2009	1,785	(7)	$85,680
	15,624	—		$11.000	Apr 17, 2010	5,355	(8)	$257,040
	25,000	—		$20.648	May 08, 2011	4,554	(9)	$218,592
	27,500	—		$22.880	Jan 11, 2012	7,857	(10)	$377,136
	31,250	—		$30.880	Mar 19, 2013	7,442	(11)	$357,216
	43,750	—		$48.448	Mar 16,2014
	35,000	—		$47.488	Mar 21, 2015
	7,324	18,306	(3)	$59.060	Feb 20, 2016
	7,145	42,855	(4)	$57.310	Feb 26, 2017

Anthony J. Restel	1,250	—		$20.700	Mar 12, 2011	268	(12)	$12,864
	3,750	—		$22.880	Jan 11, 2012	536	(13)	$25,728
	5,625	—		$30.808	Mar 19, 2013	974	(10)	$46,752
	5,625	—		$43.992	Aug 17, 2014	1,538	(14)	$73,824
	4,206	—		$47.488	Mar 21, 2015	3,582	(19)	$171,936
	1,500	3,750	(5)	$57.660	Mar 3, 2016	10,000	(21)	$480,000
	522	3,134	(4)	$57.310	Feb 26, 2017	3,756	(22)	$180,274

Michael J. Brown	28,000	—		$10.700	Dec 16, 2009	892	(7)	$42,816
	6,250	—		$11.000	Apr 17, 2010	2,679	(15)	$128,592
	13,750	—		$20.648	May 8, 2011	2,546	(16)	$122,208
	16,250	—		$22.880	Jan 11, 2012	3,208	(10)	$153,984
	18,125	—		$30.880	Mar 19, 2013	3,386	(14)	$162,528
	20,000	—		$45.600	Apr 29, 2014	5,743	(18)	$275,664
	13,871	—		$47.488	Mar 21, 2015	6,124	(19)	$293,952
	3,302	8,254	(5)	$57.660	Mar 3, 2016	3,777	(20)	$181,296
	1,100	6,600	(6)	$56.420	Jan 29, 2017	10,000	(21)	$480,000
	893	5,359	(4)	$57.310	Feb 26, 2017	3,756	(22)	$180,274

John R. Davis	13,750	—		$20.648	May 8, 2011	893	(7)	$42,864
	16,250	—		$22.880	Jan 11, 2012	2,678	(15)	$128,544
	18,125	—		$30.880	Mar 19, 2013	2,544	(16)	$122,112
	20,000	—		$45.600	Apr 29, 2014	3,207	(10)	$153,936
	13,871	—		$47.488	Mar 21, 2015	3,386	(14)	$162,528
	3,302	8,254	(5)	$57.660	Mar 3, 2016	6,124	(19)	$293,952
	893	5,359	(4)	$57.310	Feb 26, 2017	10,000	(21)	$480,000
						3,756	(22)	$180,274

Michael A. Naquin	43,750	—		$46.960	Mar 29, 2014	8,036	(17)	$385,728
	13,871	—		$47.488	Mar 21, 2015	3,208	(10)	$153,984
	3,302	8,254	(5)	$57.660	Mar 3, 2016	3,386	(14)	$162,528
	616	3,697	(4)	$57.310	Feb 26, 2017	4,225	(19)	$202,800
						6,000	(21)	$288,000
						2,149	(22)	$103,157

(1)	On December 30, 2005, the Board of Directors approved the immediate vesting of all unvested stock options awarded to all employees or our company. Shares unexercisable represent only shares granted in 2006, 2007 and 2008.
(2)	The fair market value of the Company’s Common Stock at the end of the fiscal year was $48.00 per share.
(3)	Shares vest equally over five years from February 20, 2009, through February 20, 2013.
(4)	Shares vest equally over six years from February 26, 2009, through February 26, 2014.
(5)	Shares vest equally over five years from March 3, 2009, through March 3, 2013.
(6)	Shares vest equally over six years from January 29, 2009, through January 29, 2014.
(7)	Remaining unvested shares vested on the 11th of January for the year 2009.
(8)	Remaining unvested shares will vest in one-half increments on each 24th of March for the years 2009 through 2010.
(9)	Remaining unvested shares vested and will vest in one-third increments on each 16th of March for the years 2009 through 2011.
(10)	Remaining unvested shares will vest in one-fourth increments on each 21st of March for the years 2009 through 2012.
(11)	Remaining unvested shares vested and will vest in one-fifth increments on each 20th of February for the years 2009 through 2013.
(12)	Remaining unvested shares will vest in one-half increments on each 21st of April for the years 2009 and 2010.
(13)	Remaining unvested shares will vest in one-third increments on each 17th of August for the years 2009 through 2011.
(14)	Remaining unvested shares vested and will vest in one-fifth increments on each 3rd of March for the years 2009 through 2013.
(15)	Remaining unvested shares will vest in one-half increments on each 9th of May for the years 2009 and 2010.
(16)	Remaining unvested shares will vest in one-third increments on each 29th of April for the years 2009 though 2011.
(17)	Remaining unvested shares will vest in one-third increments on each 29th of March for the years 2009 through 2011.
(18)	Remaining unvested shares vested and will vest in one-sixth increments on each 29th of January for the years 2009 through 2014.
(19)	Remaining unvested shares vested and will vest in one-sixth increments on each 26th of February for the years 2009 through 2014.
(20)	Remaining unvested shares will vest in one-sixth increments on each 21st of March for the years 2009 through 2014.
(21)	Remaining unvested shares will vest in one-seventh increments on each 17th of November for the years 2009 through 2015.
(22)	Remaining unvested units of phantom stock awards, including dividend equivalent units, will vest in one-sixth increments on each 17th of November for the years 2010 through 2015.

Option Exercises and Stock Vested

The following table sets forth the amount realized by each named executive officer as a result of the exercise of stock options and vesting of stock awards in 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Daryl G. Byrd	42,596	$1,565,781	9,435	$427,415

Anthony J. Restel	1,250	$39,088	1,460	$69,335

Michael J. Brown	—	—	7,169	$335,187

John R. Davis	30,024	$1,138,509	5,582	$258,606

Michael A. Naquin	—	—	4,863	$218,798

Non-Qualified Deferred Compensation

As discussed in the Long Term Equity-Based Incentives section, we offer a select group of management and highly compensated key employees the right to participate in a non-qualified deferred compensation plan. Under the provisions of the plan, the participants may elect to defer up to 100% of their annual base salary or incentive compensation, including incentive bonuses, service bonuses, and commissions. The plan allows for discretionary employer contributions. The investment options available under the non-qualified deferred compensation plan are the same as those available under the Corporation’s 401(k) plan. Participants vest immediately in their deferrals. As a general rule, payment terms of deferred amounts and investment options are determined by the participant during enrollment and are subject to a deferral of at least two years, except under certain qualifying events, including the participant’s separation from service, a change in control, an unforeseeable emergency, or death. Payment shall be made in a single lump sum payment or, in the event of a separation from service after reaching age 65, disability, or scheduled in-service distribution, in equal annual installments over the period specified by the participant, not to exceed five years. The following table shows certain information for Named Executive Officers under the Corporation’s non-qualified deferred compensation plan. Mr. Restel is the only Named Executive Officer currently participating in the Corporation’s non-qualified deferred compensation plan.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contribution in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Daryl G. Byrd	—	—	—	—	—

Anthony J. Restel	$3,300	—	$(667)	—	$2,633

Michael J. Brown	—	—	—	—	—

John R. Davis	—	—	—	—	—

Michael A. Naquin	—	—	—	—	—

(1)	Mr. Restel’s contribution of $3,300 is included in his base salary as set forth in the “Summary Compensation Table.”
(2)	The loss on Mr. Restel’s deferred compensation is included in the “Executive Compensation – Summary Compensation Table” in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” section.

Equity Compensation Plan Information

The following table provides information concerning securities authorized for issuance under equity compensation plans, the weighted average price of such securities and the number of securities remaining available for future issuance, as of December 31, 2008.

Equity Compensation Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining and available for future issuance (2)
Plans approved by shareholders	1,770,913	(5)	$39.35	363,495
Plans not approved by shareholders (3) (4)	23,979		$32.10	—

Total	1,794,892		$39.25	363,495

(1)	Restricted stock shares were not included when calculating the weighted-average exercise price.
(2)	Remaining shares available for issuance include 719 shares under the 1999 Stock Option Plan, 22,613 shares under the 2001 Incentive Compensation Plan, 103,238 shares under the 2005 Incentive Compensation Plan and 236,925 shares under the 2008 Incentive Compensation Plan. Shares remaining to be issued under the 2001, 2005 and 2008 Incentive Compensation Plans can be issued either as a restricted stock grant or upon exercise of stock options issued subsequent to December 31, 2008.
(3)	The Supplemental Stock Option Plan of 1999 was established for the purpose of improving the growth and profitability of the Company and subsidiary companies by providing employees and consultants with a proprietary interest in the Company as an incentive to contribute to the success of the Company and to reward employees and consultants for outstanding performance and the attainment of targeted goals. The aggregate number of shares authorized for issuance pursuant to this plan was 31,248.
(4)	Stock Purchase Warrants are included in this total and represent warrants to purchase 20,625 shares of Common Stock at weighted average exercise price of $32.10. These warrants were assumed in connection with the acquisition of Alliance Bank of Baton Rouge in February 2004. No subsequent awards of such warrants may be made.
(5)	Number of securities includes 21,008, 145,096, 185,893 and 61,575 shares of unvested restricted stock granted under the Management Recognition & Retention Plan, 2001 Incentive Compensation Plan, 2005 Incentive Compensation Plan and 2008 Incentive Compensation Plan, respectively.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company provides benefits to the Named Executive Officers upon certain terminations of employment from the Company. These benefits are in addition to the benefits to which the executives would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, stock awards that have vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). The incremental benefits payable to the executives are described below:

In July 2001, the Company entered into a three-year employment agreement with Daryl G. Byrd that is automatically renewed for an additional year on each anniversary of the agreement unless not earlier than 90 days before the anniversary we give notice that it will not be renewed. If his employment is terminated for other than Cause, as defined, disability, retirement or death, or if Mr. Byrd terminates his employment for Good Reason, as defined, he will be entitled to severance payments equal to the greater of one year’s compensation or his compensation for the remaining term of the agreement. If his employment is terminated by him within 30 days of a Change in Control of IBERIABANK Corporation, as defined, or within 90 days of an event constituting Good

Reason occurring within three years of a Change of Control, or within 30 days of the first anniversary of a Change in Control, or if his employment is terminated by us without Cause within three years of a Change in Control, he will receive the greater of (i) his salary for the remaining term of the agreement, (ii) twice his salary, or (iii) his “Code 280G Maximum,” defined generally as 2.99 times his average compensation over the previous five years. In addition, he will be entitled to a continuation of benefits similar to those he was receiving at the time of such termination for the period otherwise remaining under the term of the agreement or until he obtains full-time employment with another employer, whichever occurs first. If any payments to be made under the agreement are deemed to constitute “excess parachute payments” and, therefore, subject to an excise tax under Section 4999 of the Internal Revenue Code, we will pay him the amount of the excise tax plus an amount equal to any additional federal, state, or local taxes that may result because of such additional payment. Mr. Byrd’s employment agreement was amended in 2008 to comply with the requirements of Internal Revenue Code section 409A; the main change was a required six-month delay in the commencement of severance benefits following a termination of employment.

We have entered into Change in Control Severance Agreements with members of senior management, including each of our Named Executive Officers other than Mr. Byrd. Except for these agreements, and our broad-based severance policy, none of our Named Executive Officers, other than the President and Chief Executive Officer, has an employment agreement, which requires us to pay their salaries for any period of time.

In 2000, we entered into separate Change in Control Severance Agreements with John R. Davis and Michael J. Brown providing for severance pay and benefits to the individual upon voluntary resignation within 30 days after a Change in Control of IBERIABANK Corporation, as defined, or if within three years of a Change in Control the individual resigns for Good Reason, as defined, or is terminated by the Company or its successor without Just Cause, as defined. In 2004, we entered into a separate Change in Control Severance Agreement with Michael A. Naquin; and in 2006, we amended and restated the 2005 Change in Control Severance Agreement with Anthony J. Restel. The severance payment is 100% in the case of Mr. Davis, Mr. Brown, Mr. Naquin and Mr. Restel, of each individual’s “Code Section 280G Maximum.” In addition, each will be entitled to continued medical and life benefits at our expense for 39 months following termination of employment. We will also make the individual whole for any excise tax imposed by the Internal Revenue Code with respect to any payments under the agreement. Each of these agreements was amended in 2008 to comply with the deferred compensation requirements of Internal Revenue Code section 409A.

As of December 31, 2008, Named Executive Officers held unexercisable options to purchase Common Stock and unvested shares of restricted Common Stock listed in the Outstanding Equity Awards table above.

The following table quantifies the estimated Change in Control payment that would have been payable to each Named Executive Officer assuming a Change in Control had occurred on December 31, 2008, and other requirements for payment had been met.

Name	Cash Severance	Stock Option Acceleration (1)	Restricted and Phantom Stock Acceleration (2)	Benefits (3)	Tax Payments (4)	Total
Daryl G. Byrd	$4,742,118	—	$1,295,761	$52,121	$2,100,964	$8,190,964

Anthony J. Restel	$621,611	—	$991,393	$43,863	$575,676	$2,232,543

Michael J. Brown	$1,948,081	—	$2,021,340	$45,873	$1,292,543	$5,307,837

John R. Davis	$1,938,168	—	$1,564,366	$49,205	$1,228,074	$4,779,813

Michael A. Naquin	$1,121,536	—	$1,296,201	$47,121	$652,250	$3,117,108

(1)	Assumes the immediate vesting of all unvested in-the-money stock options and the associated cash proceeds resulting from a same day sale exercise of only those previously unvested stock options using the fair market value of our Common Stock at December 31, 2008, of $48.00.
(2)	Assumes the immediate vesting of all unvested restricted and phantom stock upon a Change in Control using the fair market value of our Common Stock at December 31, 2008, of $48.00.
(3)	Represents the cost to continue medical insurance, life insurance and other benefits for a period of 39 months following termination.
(4)	Represents taxes associated with “excess parachute payments.” These taxes include any excise tax imposed under Section 4999 of the Internal Revenue Code as well as any federal, state or local tax resulting from the excise tax payment.

DIRECTOR COMPENSATION

The following table provides information concerning the fees and other compensation of the Board of Directors for the year ended December 31, 2008:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($) (2)	Total ($)
William H. Fenstermaker	$34,500	$48,016	N/A	N/A	N/A	$2,510	$85,026

E. Stewart Shea III	$30,000	$48,016	N/A	N/A	N/A	$2,510	$80,526

Elaine D. Abell	$30,000	$48,016	N/A	N/A	N/A	$2,510	$80,526

Harry V. Barton, Jr.	$30,000	$48,016	N/A	N/A	N/A	$2,510	$80,526

Ernest P. Breaux, Jr.	$30,000	$48,016	N/A	N/A	N/A	$2,510	$80,526

John N. Casbon	$30,000	$48,016	N/A	N/A	N/A	$2,510	$80,526

Jefferson G. Parker	$30,000	$48,016	N/A	N/A	N/A	$2,510	$80,526

O. Miles Pollard, Jr.	$30,000	$32,062	N/A	N/A	N/A	$2,510	$64,572

David H. Welch	$30,000	$45,293	N/A	N/A	N/A	$2,236	$77,529

(1)	Represents the amount of compensation expense recognized under FAS 123R in 2008 with respect to restricted stock awards granted in 2008 and prior years.
(2)	Represents dividends paid on shares of restricted common stock unvested as of the dividend payment date.
(3)	Each outside director was granted restricted stock of 437 shares in 2004, 813 shares in 2005, 813 shares in 2006, 825 shares in 2007 and 825 shares in 2008. The grant date fair value per share in accordance with FAS 123R was $43.61, $53.30, $58.85, $51.95, and $48.24 respectively. Mr. Welch joined the Board in 2005 and therefore did not receive the 2004 grant. The aggregate unvested shares outstanding for each director at December 31, 2008 was 1,832 shares, except for Mr. Welch who had 1,646 unvested shares.

Cash and Stock Payments. Each director who is not employed (referred to as outside directors or non-management directors) is paid a fee of $2,500 per month, except for the Chairman who receives a fee of $2,875 per month. Members of the Board of Directors receive no additional compensation for their participation on any committee or for other services as our directors.

During 2008, the Compensation Committee authorized each outside director to receive 825 shares of restricted stock (which were valued based on the closing price of the common stock as of the date of the award of $48.24). All of these shares of restricted stock will vest over a three-year period, and the total value of these awards will generally be allocated over these three-year vesting periods. The Company did not issue any stock options or non-equity incentive compensation to any member of its Board of Directors. In addition, the Company does not sponsor a defined benefit pension plan and has not paid other forms of compensation as defined in Item 402(j) to its Board of Directors during 2008.

The Compensation Committee annually reviews and makes recommendations regarding director compensation. These recommendations are based upon, among other things, the Committee’s consideration of compensation paid to directors of comparable financial institutions.

Other Benefits. Our Bylaws require us to indemnify our directors and officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to IBERIABANK Corporation. We also provide our directors with customary directors and officers liability insurance.

CERTAIN TRANSACTIONS

Our directors, executive officers, and members of their families, as well as companies with whom they or their families are associated, were customers of our subsidiary financial institutions in the ordinary course of business during 2008. All loans and commitments to them by our subsidiary financial institutions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectability or present other unfavorable features.

Edward C. Abell, Jr. is the husband of Elaine D. Abell, a director of IBERIABANK Corporation and its financial institution subsidiaries, and is an attorney with the Onebane Law Firm, which the Company and IBERIABANK retained during 2008 and expects to retain from time to time during 2009. In the year ended December 31, 2008, the Onebane Law Firm received fees of approximately $232,568 for these legal services. The total legal fees paid to the Onebane Law Firm during 2008 did not exceed 5% of the law firm’s gross revenues for that year.

In connection with our acquisition of Pulaski Investment Corporation, James C. East was elected to the Board of Directors to serve until the 2008 annual meeting. On January 4, 2008, Mr. East resigned from the Board for personal reasons.

In connection with the Pulaski acquisition, Mr. East and his son, J. Hunter East, each agreed not to compete with us for a period of 36 months commencing at the effective time of the acquisition in markets in which Pulaski Bank and Trust Company and its subsidiaries do business. Each of them also agreed that, commencing at the effective time of the acquisition and for a period of three consecutive years thereafter, they will not solicit with regard to hiring any individual who immediately prior to the effective time of the merger was a current employee of Pulaski Bank, solicit, divert or entice away any customer of Pulaski Bank or otherwise disrupt a previous banking relationship between such person and Pulaski Bank, or who is engaged in discussions to enter into a business relationship with Pulaski Bank, to discontinue, reduce or limit the extent of such relationship with Pulaski Bank. In consideration for the agreement, we will pay James C. East $75,000 per year and J. Hunter East $350,000 per year during the term of the agreement.

In connection with the execution of our agreement to acquire Pulaski, J. Hunter East and Pulaski Bank entered into an employment agreement with an initial term of three years, to be effective upon the consummation of the acquisition. Pursuant to the employment agreement, J. Hunter East will be paid a base salary each year of $25,000, will be entitled to participate in the discretionary bonus program of Pulaski Bank and will be given certain other fringe benefits. In addition, the employment agreement provides that if J. Hunter East’s employment is terminated without just cause (as defined in the employment agreement) prior to the end of the three-year term, Pulaski Bank will be obligated to continue to pay J. Hunter East his base salary for the remainder of the three-year term and will be required to reimburse J. Hunter East the cost of obtaining all health, life, disability and other benefits in which J. Hunter East would be eligible to participate through the remainder of the three-year term based upon benefit levels substantially equal to those being provided to J. Hunter East at the date of termination of employment.

PROPOSAL II - RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee of the Board of Directors, subject to shareholder ratification, has appointed the firm of Ernst & Young LLP, independent certified public accountants, to serve as our principal auditors and to perform the audit of the financial statements for the fiscal year ending December 31, 2009, and further directed that the selection of auditors be submitted for ratification by the shareholders at the Meeting.

Representatives of Ernst & Young LLP will be present at the meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate shareholder questions.

Shareholder ratification of the selection of Ernst & Young LLP as our independent public accountants is not required by our Bylaws or other applicable legal requirements. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. In the event shareholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and the shareholders’ best interests.

Change in Independent Accountants

On March 13, 2007, Castaing, Hussey, and Lolan LLC, the Company’s independent registered public accounting firm, informed the Audit Committee of the Board of Directors that it would decline to stand for re-election as independent registered public accounting firm upon the filing of the Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

On March 13, 2007, the Audit Committee appointed Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2007. This determination followed the Audit Committee’s decision to seek proposals from independent accountants to audit the Company’s financial statements for the fiscal year ended December 31, 2007.

The Report of Independent Registered Public Accounting Firm for the fiscal years ended December 31, 2007 and 2006, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s fiscal years ended December 31, 2007 and 2006, and through the date hereof , there were no disagreements between the Company and Ernst & Young LLP or Castaing, Hussey, & Lolan LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to their satisfaction, would have caused them to make a reference to the matter in its reports on the Company’s financial statements for such years.

During the Company’s fiscal years ended December 31, 2007 and 2006, and through the date hereof, there were no “reportable events” (as defined by Item 304(a)(1)(v) of regulation S-K).

The Company requested that Castaing, Hussey, & Lolan LLC furnish it with a letter addressed to the SEC stating whether or not Castaing, Hussey, & Lolan LLC agreed with the above statements. A copy of such letter, dated March 16, 2007, was filed as an exhibit to the Company’s Current Report on Form 8-K dated March 13, 2007.

During the Company’s fiscal years ended December 31, 2006 and 2005, and the subsequent interim period through March 13, 2007, the Company did not consult with Ernst & Young LLP, regarding any of the matters or events set forth in item 304(a)(2)(i) and (ii) of Regulation S-K.

Audit Fees and Other Matters

Ernst & Young LLP provided audit services to us consisting of the annual audit of our 2007 and 2008 consolidated financial statements contained in our Annual Reports on Form 10-K and reviews of the financial statements contained in our Quarterly Reports on Form 10-Q for 2007 and 2008. In connection with the December 2008 offering of securities on Form S-3, Ernst & Young LLP provided additional audit services to us consisting of comfort letters and consents. Ernst & Young LLP did not provide any services related to the financial information systems design/implementation or internal audit outsourcing to us during 2007 and 2008.

The following table shows the aggregate fees incurred by us for professional services performed by Ernst & Young LLP in fiscal years 2007 and 2008.

Fee Category	Fiscal Year 2007	% of Total	Fiscal Year 2008	% of Total
Audit Fees(1)	$672,624	100%	$847,860	100%
Audit-related Fees	—	—	—	—
Tax Fees	—	—	—	—
All Other Fees	—	—	—	—

Total Fees	$672,624	100%	$874,860	100%

(1)	Fees include reimbursement of expenses incurred.

Audit Fees – These are fees related to professional services rendered in connection with the audit of our annual financial statements, reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q, comfort letters and consents, and accounting consultations that relate to the audited financial statements and are necessary to comply with generally accepted auditing standards.

Audit-related Fees – These fees consist primarily of audits of employee benefit plans and consultations regarding accounting and financial reporting.

Tax Fees – These are fees billed for professional services related to tax compliance, tax advice and tax planning, including services provided in connection with assistance in the preparation and filing of tax returns.

All Other Fees – These are fees for all other permissible services that do not meet the above category descriptions.

Pre-approval Policy

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. Pre-approved services for 2008 consisted of comfort letters and consents provided in connection with the December 2008 offering of securities on Form S-3. These are included in the Audit Fees described above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of four non-employee directors. The Board has made a determination that the members of the Audit Committee satisfy the listing standards of NASDAQ as to independence, financial literacy and experience. The responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee, as adopted by the Board of Directors of the Company. This is a report on the Committee’s activities relating to fiscal year 2008.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements for fiscal year 2008 with the Company’s management, including a discussion of the quality, not just the acceptability, of the accounting principles, underlying estimates and significant judgments used in the financial statements. Management has the responsibility for the preparation of the Company’s financial statements. Management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee reviewed the audited financial statements with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those statements with generally accepted accounting principles, and discussed with the independent registered public accounting firm their judgments as to the quality, not just the acceptability, of the Company’s accounting principles, the matters required to be communicated by Statement on Auditing Standards No. 61, “Communication with Audit Committees”, and their independence from management and the Company, including applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Rule 3526, “Communication with Audit Committee Concerning Independence”, of the Public Company Accounting Oversight Board, as currently in effect.

The Audit Committee also considered the compatibility of non-audit services with the independent registered public accounting firm’s independence. In assessing requests for services by the independent registered public accounting firm, the Audit Committee considers whether the independent registered public accounting firm are likely to provide the most effective and efficient services based upon their familiarity with the Company and whether the services could enhance the Company’s ability to manage or control risk or improve audit quality.

The Audit Committee discussed with the Company’s internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits. The Committee met with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their audits, their evaluations of the Company’s systems of internal controls and the overall quality and adequacy of the Company’s financial reporting. The Audit Committee discussed with management, the internal auditors and the independent registered public accounting firm the internal audit function’s organization, responsibilities, budget and staffing. Both the internal auditors and independent registered public accounting firm have unrestricted access to the Audit Committee. The Audit Committee held 13 meetings during fiscal year 2008.

The Audit Committee received reports throughout the year on the Company’s internal controls for compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules promulgated there under. The Audit Committee will continue to obtain updates by management on the process and has reviewed management’s and the independent registered auditors’ evaluation of the Company’s system of internal controls included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Securities and Exchange Commission (“SEC”).

The Audit Committee, or its Chairman, met with, or held telephonic discussions with, the independent registered public accounting firm and management prior to the release of the Company’s quarterly and annual financial information or the filing of any such information with the SEC. In reliance on the reviews and discussions referred to above, the Audit Committee also recommended that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC. The Audit Committee appointed, subject to shareholder ratification, the independent registered public accounting firm Ernst & Young LLP for the fiscal year ending December 31, 2009.

THE AUDIT COMMITTEE:

Harry V. Barton, Jr., Chairman

Jefferson G. Parker

O. Miles Pollard, Jr.

David H. Welch

SHAREHOLDER PROPOSALS

Any proposal which a shareholder wishes to have included in the proxy materials relating to the next annual meeting of shareholders must be in compliance with Rule 14a-8 under the 1934 Act and received at our principal executive offices, 200 West Congress Street, Lafayette, Louisiana 70501, Attention: George J. Becker III, Secretary, no later than December 11, 2009. With respect to the 2010 annual meeting, if we are not provided notice of a shareholder proposal by such date, it will not be included in our proxy statement and form of proxy.

Shareholder proposals which are not submitted for inclusion in our proxy materials may be brought before an annual meeting pursuant to Article 9D of our Articles of Incorporation, which provides that the shareholder must give timely notice thereof in writing to our Secretary, setting forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on our books, of the shareholder proposing such business and, to the extent known, any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of our capital stock which are beneficially owned by the shareholder on the date of such shareholder notice and, to the extent known, by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (d) any financial interest of the shareholder in such proposal (other than interests which all shareholders would have). To be timely with respect to the annual meeting of shareholders to be held in 2010, a shareholder’s notice must be delivered to, or mailed and received at, our principal executive offices no later than 60 days prior to the anniversary date of the immediately preceding annual meeting of shareholders, or March 7, 2010. With respect to the 2010 annual meeting, if we do not receive a shareholder’s notice by such date, proxy holders will be allowed to use their discretionary authority to vote on such proposal without any discussion of the matter in the proxy statement.

In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above.

OTHER MATTERS

Management is not aware of any business to come before the meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the meeting as to which proxies in the accompanying form confers discretionary authority; the persons named therein will vote such proxies as determined by a majority of the Board of Directors.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008, AS FILED WITH THE SEC, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, IBERIABANK CORPORATION, 200 WEST CONGRESS STREET, 12TH FLOOR, LAFAYETTE, LOUISIANA 70501.

By Order of the Board of Directors

George J. Becker III
Secretary

Lafayette, Louisiana

April 10, 2009

Important Notice Regarding the Availability of Proxy Materials for the

2009 Annual Meeting of Shareholders to be held on May 6, 2009

This Notice and Proxy Statement, the Company’s 2008 Annual Report to Stockholders and the Company’s

Annual Report on Form 10-K for the year ended December 31, 2008 are available electronically at

http://www.iberiabank.com/pdf/proxy2009.pdf

REVOCABLE PROXY

IBERIABANK Corporation

ANNUAL MEETING OF SHAREHOLDERS

May 6, 2009

10:00 a.m., Central Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of IBERIABANK Corporation (the “Company”) as of March 20, 2009, hereby appoint(s) William H. Fenstermaker and George J. Becker III, or either of them, with full powers of substitution, as attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held in the Cabildo Room at the InterContinental New Orleans Hotel, 444 St. Charles Avenue, New Orleans, Louisiana, on Wednesday, May 6, 2009, at 10:00 a.m., Central Time, and at any adjournment thereof, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present.

MRRP

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

À                    FOLD AND DETACH HERE                    À

IBERIABANK Corporation – ANNUAL MEETING, MAY 6, 2009

YOUR VOTE IS IMPORTANT!

Proxy Materials are available on-line at:

http://www.iberiabank.com/pdf/proxy2009.pdf

You can vote in one of three ways:

1.	Call toll free 1-866-289-1750 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/ibkc and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

3802/7429

REVOCABLE PROXY
☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	IBERIABANK Corporation	Annual Meeting of Shareholders MAY 6, 2009

	For	Withhold All	For All Except		For	Against	Abstain
1. Election of Directors	☐	☐	☐	2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2009.	☐	☐	☐
Nominees for a three-year term expiring in 2012:
(01) Ernest P. Breaux, Jr., (02) Daryl G. Byrd, (03) John N. Casbon, (04) Jefferson G. Parker				3. In their discretion, on other business as may properly come before the Annual Meeting.

The Board of Directors recommends a vote “FOR” proposals 1 and 2 listed above.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name or number in the space provided below.				Mark here if you plan to attend the Annual Meeting.			☐
MRRP				Mark here for address change and note change below.			☐

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. SHARES WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS, AND, IF ANY OTHER BUSINESS IS PRESENTED AS TO WHICH THIS PROXY CONFERS DISCRETIONARY AUTHORITY, AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. YOU MAY REVOKE THIS PROXY AT ANY TIME BEFORE THE TIME IT IS VOTED AT THE ANNUAL MEETING.

PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE TITLE. WHEN SHARES ARE HELD JOINTLY, EACH HOLDER MAY SIGN BUT ONLY ONE HOLDER NEED SIGN.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

¿	¿

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1.	By Mail; or

2.	By Telephone (using a Touch-Tone Phone); or

3.	By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., Eastern Time, May 6, 2009. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3:00 a.m., Eastern Time, May 6, 2009. 1-866-289-1750	Vote by Internet anytime prior to 3:00 a.m., Eastern Time, May 6, 2009 go to: https://www.proxyvotenow.com/ibkc

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE PROXY MATERIALS:	http://www.iberiabank.com/pdf/proxy2009.pdf

Your vote is important!

REVOCABLE PROXY

IBERIABANK Corporation

ANNUAL MEETING OF SHAREHOLDERS

May 6, 2009

10:00 a.m., Central Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of IBERIABANK Corporation (the “Company”) as of March 20, 2009, hereby appoint(s) William H. Fenstermaker and George J. Becker III, or either of them, with full powers of substitution, as attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held in the Cabildo Room at the InterContinental New Orleans Hotel, 444 St. Charles Avenue, New Orleans, Louisiana, on Wednesday, May 6, 2009, at 10:00 a.m., Central Time, and at any adjournment thereof, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present.

401(K)

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

À                    FOLD AND DETACH HERE                    À

IBERIABANK Corporation – ANNUAL MEETING, MAY 6, 2009

YOUR VOTE IS IMPORTANT!

Proxy Materials are available on-line at:

http://www.iberiabank.com/pdf/proxy2009.pdf

You can vote in one of three ways:

1.	Call toll free 1-866-289-1750 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/ibkc and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

3802/7428

REVOCABLE PROXY
☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	IBERIABANK Corporation	Annual Meeting of Shareholders MAY 6, 2009

	For	Withhold All	For All Except		For	Against	Abstain
1. Electionof Directors	☐	☐	☐	2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2009.	☐	☐	☐
Nominees for a three-year term expiring in 2012:
(01) Ernest P. Breaux, Jr., (02) Daryl G. Byrd, (03) John N. Casbon, (04) Jefferson G. Parker				3. In their discretion, on other business as may properly come before the Annual Meeting.

The Board of Directors recommends a vote “FOR” proposals 1 and 2 listed above.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name or number in the space provided below.				Mark here if you plan to attend the Annual Meeting.			☐
401(K)				Mark here for address change and note change below.			☐

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. SHARES WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS, AND, IF ANY OTHER BUSINESS IS PRESENTED AS TO WHICH THIS PROXY CONFERS DISCRETIONARY AUTHORITY, AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. YOU MAY REVOKE THIS PROXY AT ANY TIME BEFORE THE TIME IT IS VOTED AT THE ANNUAL MEETING.

PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE TITLE. WHEN SHARES ARE HELD JOINTLY, EACH HOLDER MAY SIGN BUT ONLY ONE HOLDER NEED SIGN.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

¿	¿

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1.	By Mail; or

2.	By Telephone (using a Touch-Tone Phone); or

3.	By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., Eastern Time, May 6, 2009. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3:00 a.m., Eastern Time, May 6, 2009. 1-866-289-1750	Vote by Internet anytime prior to 3:00 a.m., Eastern Time, May 6, 2009 go to: https://www.proxyvotenow.com/ibkc

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE PROXY MATERIALS:	http://www.iberiabank.com/pdf/proxy2009.pdf

Your vote is important!

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY IBERIABANK Corporation

	For	With - hold	For All Except

ANNUAL MEETING OF SHAREHOLDERS

May 6, 2009

The undersigned shareholder(s) of IBERIABANK Corporation (the “Company”) as of March 20, 2009, hereby appoint(s) William H. Fenstermaker, and George J. Becker III, or either of them, with full powers of substitution, as attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held in the Cabildo Room at the InterContinental New Orleans Hotel, 444 St. Charles Avenue, New Orleans, Louisiana, on Wednesday, May 6, 2009, at 10:00 a.m., Central Time, and at any adjournment thereof, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

1. Election of Directors:	☐	☐	☐

Nominees for a three-year term expiring in 2012: Ernest P. Breaux, Jr., Daryl G. Byrd, John N. Casbon, Jefferson G. Parker

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

	For	Against	Abstain

2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2009.	☐	☐	☐

3. In their discretion, on other business as may properly come before the Annual Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. SHARES WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS, AND, IF ANY OTHER BUSINESS IS PRESENTED AS TO WHICH THIS PROXY CONFERS DISCRETIONARY AUTHORITY, AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. YOU MAY REVOKE THIS PROXY AT ANY TIME BEFORE THE TIME IT IS VOTED AT THE ANNUAL MEETING.

PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE TITLE. WHEN SHARES ARE HELD JOINTLY, EACH HOLDER MAY SIGN BUT ONLY ONE HOLDER NEED SIGN.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2 LISTED ABOVE.

¿    Detach above card, sign, date and mail in postage paid envelope provided.    ¿

IBERIABANK Corporation

PLEASE COMPLETE, DATE, SIGN AND MAIL THE INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Important Notice Regarding the Availability of Proxy materials for the 2009 Annual Meeting of Shareholders to be held on May 6, 2009 is available electronically at http://www.iberiabank.com/pdf/proxy2009.pdf

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

3802

REVOCABLE PROXY

IBERIABANK Corporation

ANNUAL MEETING OF SHAREHOLDERS

May 6, 2009

10:00 a.m., Central Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of IBERIABANK Corporation (the “Company”) as of March 20, 2009, hereby appoint(s) William H. Fenstermaker and George J. Becker III, or either of them, with full powers of substitution, as attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held in the Cabildo Room at the InterContinental New Orleans Hotel, 444 St. Charles Avenue, New Orleans, Louisiana, on Wednesday, May 6, 2009, at 10:00 a.m., Central Time, and at any adjournment thereof, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

À                    FOLD AND DETACH HERE                    À

IBERIABANK Corporation – ANNUAL MEETING, MAY 6, 2009

YOUR VOTE IS IMPORTANT!

Proxy Materials are available on-line at:

http://www.iberiabank.com/pdf/proxy2009.pdf

You can vote in one of three ways:

1.	Call toll free 1-866-289-1750 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/ibkc and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

3802

REVOCABLE PROXY
☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	IBERIABANK Corporation	Annual Meeting of Shareholders MAY 6, 2009

	For	Withhold All	For All Except		For	Against	Abstain
1. Election of Directors	☐	☐	☐	2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2009.	☐	☐	☐
Nominees for a three-year term expiring in 2012:
(01) Ernest P. Breaux, Jr., (02) Daryl G. Byrd, (03) John N. Casbon, (04) Jefferson G. Parker				3. In their discretion, on other business as may properly come before the Annual Meeting.

The Board of Directors recommends a vote “FOR” proposals 1 and 2 listed above.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name or number in the space provided below.				Mark here if you plan to attend the Annual Meeting.			☐
				Mark here for address change and note change below.			☐

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. SHARES WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS, AND, IF ANY OTHER BUSINESS IS PRESENTED AS TO WHICH THIS PROXY CONFERS DISCRETIONARY AUTHORITY, AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. YOU MAY REVOKE THIS PROXY AT ANY TIME BEFORE THE TIME IT IS VOTED AT THE ANNUAL MEETING.

PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE TITLE. WHEN SHARES ARE HELD JOINTLY, EACH HOLDER MAY SIGN BUT ONLY ONE HOLDER NEED SIGN.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

¿	¿

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1.	By Mail; or

2.	By Telephone (using a Touch-Tone Phone); or

3.	By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., Eastern Time, May 6, 2009. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3:00 a.m., Eastern Time, May 6, 2009. 1-866-289-1750	Vote by Internet anytime prior to 3:00 a.m., Eastern Time, May 6, 2009 go to: https://www.proxyvotenow.com/ibkc

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE PROXY MATERIALS:	http://www.iberiabank.com/pdf/proxy2009.pdf

Your vote is important!